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                                                                EXHIBIT 2(a)



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                         AGREEMENT OF PURCHASE AND SALE

                                  By and Among

                                 MT ASSOCIATES,

                            ROBERT K. MEHLMAN, D.D.S,

                             BRUCE L. TALUS, D.M.D.

                                       and

                      VALLEY FORGE DENTAL ASSOCIATES, INC.

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                                TABLE OF CONTENTS
                                -----------------

SECTION                                                                   PAGE
-------                                                                   ----
                  Recitals        ......................................    1

        I         Purchase and Sale of the Assets and the Shares........    2
       II         Representations, Warranties, Covenants
                    and Agreements of the Partnership,
                    Talus and Mehlman...................................    9
      III         Representations, Warranties, Covenants
                    and Agreements of Talus and Mehlman.................   28
       IV         Representations, Warranties, Covenants
                    and Agreements of the Purchaser.....................   31
        V         [Intentionally Omitted]...............................   32
       VI         Additional Covenants of the
                    Partnership, Talus and Mehlman......................   32
      VII         Closing         ......................................   36
     VIII         Conditions to the Partnership's
                    Obligation to Close.................................   37
       IX         Conditions to the Purchaser's
                    Obligation to Close.................................   39
        X         Indemnification.......................................   42
       XI         Non-Competition Agreement.............................   46
      XII         Brokers and Finders...................................   49
     XIII         Transfer of Name......................................   49
      XIV         Miscellaneous.........................................   49

                  Signatures............................................   55

                                    SCHEDULES

        I.      EXCLUDED ASSETS
       II.      ASSUMED LIABILITIES
      III.      CONTINGENT PAYMENTS
       IV.      CONTINGENT PAYMENT MATRIX
        V.      ALLOCATION OF PURCHASE PRICE

                                    EXHIBITS

         A-1    FORM OF CONVERTIBLE SUBORDINATED NOTE
         A-2    FORM OF CLOSING SUBORDINATED NOTE
         A-3    FORM OF CONTINGENT PAYMENT SUBORDINATED NOTE
         B.     [INTENTIONALLY OMITTED]
         C.     CERTAIN CONSENTS, LIENS, CONTRACTS, PERMITS
                  AND OTHER MATTERS
         D.     FINANCIAL STATEMENTS
         E.     CERTAIN EMPLOYEES OF THE BUSINESS
         F.     EMPLOYEE BENEFIT PLANS
         G.     INTELLECTUAL PROPERTY RIGHTS
         H.     BANK ACCOUNTS
         I-1    FORM OF EMPLOYMENT AGREEMENT - ROBERT K. MEHLMAN, D.D.S.
         I-2    FORM OF EMPLOYMENT AGREEMENT - BRUCE L. TALUS, D.M.D.

                                       (i)
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          J-1    FORM OF STOCKHOLDERS AGREEMENT
          J-2    FORM OF STOCKHOLDERS AGREEMENT
          K.     FORM OF MANAGEMENT AGREEMENT
          L.     FORM OF ESCROW AGREEMENT
          M.     FORM OF OPTION AGREEMENT



                                      (ii)


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                         AGREEMENT OF PURCHASE AND SALE


                  THIS AGREEMENT made as of the 1st day of September, 1995 by and among MT Associates, a Pennsylvania general partnership (the "Partnership"), Robert K. Mehlman, D.D.S. ("Mehlman"), Bruce L. Talus, D.M.D. ("Talus"), and Valley Forge Dental Associates, Inc., a Delaware corporation (the "Purchaser").

                              W I T N E S S E T H:

                  WHEREAS, the Partnership is engaged in the business of providing dental services and related activities (i) through its wholly owned subsidiary Penn Dental Associates, P.C., a Pennsylvania professional corporation ("Penn Dental"), at one facility in the Commonwealth of Pennsylvania, (such activities being hereinafter referred to as the "Pennsylvania Business") and
(ii) at four locations in the Commonwealth of Virginia under the business names "Hallmark Dental Group", "Stafford Dental Associates", "Gallows Dental Group", and "Alexandria Dental Centre" (such activities being hereinafter referred to as the "Virginia Business", and together with the Pennsylvania Business, the "Business");

                  WHEREAS, each of Mehlman and Talus is the holder of a general partnership interest in the Partnership together equaling an aggregate of one hundred percent (100%) of the partnership interests (such partnership interests are hereinafter referred to as the "Interests");

                  WHEREAS, the Partnership is the holder of 100 shares of common stock, $1.00 par value (the "Penn Common Stock"), of Penn Dental, which shares constitute all of the issued and outstanding shares of capital stock of Penn Dental (the "Shares");

                  WHEREAS, the Purchaser (or its designee) desires to acquire from the Partnership all of the Shares, and the Partnership desires to sell all of the Shares to the Purchaser, on the terms and subject to the conditions hereafter set forth; and

                  WHEREAS, the Purchaser (or its designee) desires to acquire from the Partnership certain assets of the Virginia Business described in
Section I(C)(i) hereof (the "Assets") and to assume certain liabilities and contractual obligations of the Business as described in Section I(C)(ii) hereof (the "Assumed Liabilities"), and the Partnership
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                                                                               2


desires to sell or assign the Assets and to assign the Assumed Liabilities to the Purchaser (or its designee), on the terms and subject to the conditions hereinafter set forth.

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, and intending to be legally bound, the parties hereto hereby agree as follows:

                                    SECTION I

                              PURCHASE AND SALE OF
                            THE ASSETS AND THE SHARES

                  A. Purchase and Sale of the Assets and the Shares. Subject to the terms and conditions of this Agreement and on the basis of the representations, warranties, covenants and agreements herein contained, at the Closing (as hereinafter defined):

                  (i) The Partnership agrees to sell, assign and convey to the Purchaser (or its designee), and the Purchaser (or its designee) agrees to purchase, acquire and accept from the Partnership, the Assets.

                  (ii) The Partnership agrees to assign to the Purchaser (or its designee) and the Purchaser (or its designee) agrees to accept and assume from the Partnership, the Assumed Liabilities. The Purchaser (and its designee) shall not assume and shall have no responsibility with respect to, and shall be indemnified by each of the Partnership, Mehlman and Talus, jointly and severally, against, any and all liabilities or obligations of the Partnership, Penn Dental, the Virginia Business, Talus and Mehlman, except for the Assumed Liabilities.

                  (iii) The Partnership agrees to sell, assign and convey to the Purchaser, and the Purchaser agrees to purchase, acquire and accept from the Partnership, the Shares. It is understood and agreed that after the date of the Closing the Purchaser (or its designee) shall not be responsible for any liability or obligation of Penn Dental accruing prior to the date of the Closing except for those liabilities specifically set forth in the list of Assumed Liabilities on Schedule II hereto.

                  B. Purchase Price. The aggregate purchase price (the "Purchase Price") for the Assets and the Shares is (i) $2,535,000, and (ii) the contingent payments, if earned
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                                                                               3


(the "Contingent Payments"), provided for in Section I(D) hereof. The Purchase Price payable at the Closing shall be made by delivery to (i) the Partnership of
(a) $1,600,000, in cash, by means of wire transfer to an account designated by the Partnership, (b) a three-year 6% convertible subordinated promissory note of the Purchaser in the form of Exhibit A-1 attached hereto, payable to the order of the Partnership in the principal amount of $800,000 (the "Convertible Note"), and (c) a three-year 6% subordinated promissory note of the Purchaser in the form of Exhibit A-2 attached hereto payable to the order of the Partnership in the principal amount of $135,000 (the "Subordinated Note"; and together with the Convertible Note, the "Closing Notes").

                  C. Assets; Assumed Liabilities.

                  (i) The Assets shall consist of all assets, business, contract rights, patient records, financial books and financial records, other books and records and good will, of every kind and nature, real, personal, and mixed, tangible and intangible, wherever located, of the Partnership, Talus and Mehlman used in or in any way related to the Virginia Business as conducted by the Partnership, Talus and Mehlman, including, but not limited to, accounts receivable, inventory and supplies, furniture and equipment, prepaid expenses, deposits, tradenames, trademarks, patents, copyrights, inventions, books and records, patient files, operating and management systems, and all other agreements and arrangements necessary for the uninterrupted and continuing operation of the Virginia Business, except for the assets listed in Schedule I hereto (the "Excluded Assets").

                  (ii) The Assumed Liabilities shall consist of and shall be limited solely to the obligations and liabilities of the Company, Penn Dental, Talus, Mehlman and the Virginia Business listed in Schedule II hereto. The Purchaser (and its designee) shall not assume, shall have no responsibility with respect to, and shall be indemnified, by each of the Partnership, Talus and Mehlman, jointly and severally, against, any liabilities or obligations of the Partnership, Penn Dental, the Virginia Business, Talus and Mehlman, except for the Assumed Liabilities set forth in Schedule II hereto. Each of the Partnership, Talus and Mehlman, jointly and severally, shall remain liable for, and shall pay when due, any and all obligations and liabilities of the Partnership, Penn Dental, the Virginia Business, Talus and Mehlman other than the Assumed Liabilities.
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                  (iii) It is specifically understood and agreed that the
Assumed Liabilities shall not include (a) liabilities of the Partnership, Penn Dental, the Virginia Business, Talus and Mehlman for expenses incurred or accrued, at any time, in connection with the transactions contemplated by this Agreement or in any other connection not in the ordinary course of business, (b) except as specifically set forth in Schedule II hereto, liabilities of the Company, Penn Dental, the Virginia Business, Talus and Mehlman for federal, state and municipal income, sales, franchise and other taxes, including any interest, penalties and assessments thereon, and (c) liabilities of the Partnership, Penn Dental, the Virginia Business, Talus and Mehlman arising out of or relating to any governmental or private payor claims, returns, invoices, cost reports, late filings or billing practices which relate to any period prior to the date of Closing. Neither the Purchaser nor any designee of the Purchaser assuming the Assumed Liabilities shall assume any liabilities of the Partnership, Penn Dental, the Virginia Business, Talus or Mehlman in connection with any understanding or agreement, whether written or oral, with respect to any retirement plan, including, but not limited to, any profit sharing, 401(k) or defined benefit plan (as defined in Section 414(j) of the Internal Revenue Code of 1986, as amended (the "Code").

                  D. Contingent Payments. Each of the Partnership, Mehlman,
Talus and the Purchaser acknowledges and agrees that because many of the locations of the Business have short operating histories, the full value of the Shares and the Virginia Business on the date of the Closing is difficult to ascertain with any degree of certainty on the date of Closing. Accordingly, the parties to this Agreement agree that it is appropriate to provide for the Contingent Payments set forth in this Section I(D) to reflect more accurately the full value of the Shares and the Virginia Business on the date of Closing. Subject to the conditions set forth herein and in Schedule IV hereto, within ninety (90) days after September 30, 1996, September 30, 1997 and September 30, 1998, the Purchaser shall deliver to the Partnership, the Contingent Payments, if any, payable with respect to the twelve-month periods ending September 30, 1996, September 30, 1997 and September 30, 1998, respectively. The amount of the Contingent Payments payable to the Partnership with respect to each such twelve-month period (each, a "Contingent Period") (i) shall be based upon the achievement by the Business of targeted "net revenues" (as hereinafter defined) during such Contingent Period and the achievement by the Business of targeted "pre-tax earnings" (as hereinafter defined) as a percentage of net revenues of the Business
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                                                                               5


during such Contingent Period and (ii) shall be determined in accordance with the provisions hereof, Schedule III hereto and the terms of the contingent payment matrix set forth in Schedule IV hereto (the "Contingent Payment Matrix"). Each of the Contingent Payments, if earned, shall be made by delivery to the Partnership of (i) certified or official bank checks payable to the order of the Partnership and (ii) three-year convertible subordinated promissory notes of the Purchaser in the form of Exhibit A-3 hereto (the "Contingent Notes"; and together with the Closing Notes, the "Notes"), in each case, in such amounts of cash and such principal amounts as are determined in accordance with Schedule III hereto and Schedule IV hereto. The Purchaser agrees to pay the Partnership interest at the rate of eleven percent (11%) per annum on any undisputed cash Contingent Payments which are not paid within ninety (90) days of September 30, 1996, September 30, 1997 and September 30, 1998, as the case may be. Such interest shall accrue from the date which is ninety (90) days after the applicable September 30 until the date payment is received.

                  E. Computation of Net Revenues and Pre-Tax Earnings; Certain Adjustments. The Purchaser shall, within ninety (90) days after the end of each Contingent Period, compute the amount of the net revenues and pre-tax earnings of the Business for such Contingent Period. For purposes of calculating net revenues and pre-tax earnings, the Business (which shall consist of the current Philadelphia, Pennsylvania facility and the four facilities in Virginia) shall be accounted for as a separate business enterprise with separate financial books and accounting records, notwithstanding that the Business is owned or operated by one or more legal entities. The amount so computed shall be the net revenues and pre-tax earnings for purposes of determining whether or not Contingent Payments shall be due and payable. Notwithstanding the determination of net revenues and pre-tax earnings for any applicable period by the Purchaser, the Partnership shall receive within each such ninety (90) day period the information upon which such determination was made, and shall, in the event of a dispute as to the amount or method of calculation of such net revenues and pre-tax earnings have the right, together with its representatives, to review and make appropriate copies of all applicable books, records and work papers relating to the determination of net revenues and pre-tax earnings. For purposes of this Agreement, (i) "net revenues" of the Business shall mean gross charges billed for all services provided by the Business (or, in the event that all or substantially all of the assets and business of the Business shall have been transferred to another entity or entities, the allocable portion of the gross charges of such other
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                                                                               6


entity or entities attributable to the Business) during the applicable Contingent Period less any necessary adjustments to reflect patient refunds and amounts which are determined to be uncollectible at the time of billing (contractual allowances) or in the future (billing errors) as determined in accordance with generally accepted accounting principles consistent with the Purchaser's accounting practices; and (ii) "pre-tax earnings" shall mean the earnings before income taxes of the Business (or, in the event that all or substantially all the assets and business of the Business shall have been transferred to another entity or entities, the allocable portion of the pre-tax earnings of such other entity or entities) for the applicable Contingent Period as determined in accordance with generally accepted accounting principles consistent with the Purchaser's accounting practices; provided, however, that all revenues and earnings of the Business received from the Medicare or Medicaid programs or from the Office of Civilian Health and Medical Program of the Uniformed Services ("CHAMPUS") programs shall be excluded from "net revenues" and "pre-tax earnings" for the purposes of this Agreement. The Purchaser agrees that the Purchaser will provide the Business with working capital at a level and take such other actions which, in the Purchaser's reasonable judgment, will permit the Business to maximize its net revenues and pre-tax earnings, subject at all times to the Purchaser's obligations to its shareholders and any applicable statutory or regulatory requirements. Operating expenses will include all charges directly related to the daily operations of the Business and will include the following:

                  -        Clinical salaries and benefits.

                  -        Administrative salaries and benefits.

                  -        Amounts paid to independent contractors.

                  -        Expenses for office supplies consumed.

                  -        Telephone expenses.

                  - Depreciation costs related to specific assets used in connection with the operation of the Business.

                  - Insurance costs directly related to the worker's compensation, professional and general liability or property insurance associated with the Business.
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                                                                               7


                  -        Testing supplies consumed by the Business.

                  - Travel and entertainment expenses incurred, except for those expenses required to attend any of the Purchaser's corporate or regional meetings.

                  - Expenses for the lease or rental of any equipment used in the office or directly by employees or independent contractors.

                  - Rents and other charges for facilities used in the operation of the Business.

                  -        Charges incurred for the processing of payroll.

                  - Advertising expenses in local newspapers and publications.

                  - Amounts related to the write-off or reserving of bad debts.

                  - Expenses related to the collection of bad debts and the income therefrom.

                  -        Expenses relating to clinical supervision.

                  -        Talus's salary and bonus up to $150,000.

For purposes of calculating pre-tax earnings, operating expenses will not include the following charges:

                  -        Corporate overhead allocations.

                  -        Acquisition-related interest expense.

                  -        Legal and accounting fees.

                  - Amortization of goodwill or other intangibles arising in connection with the transactions contemplated by this Agreement.

                  -        Mehlman's salary, bonus and expenses.
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                                                                               8


                  - Talus's expenses and his salary and bonus in excess of aggregate of $150,000.

                  -        Management fees.

                  - Any expenses incurred in connection with the operations of the Start-Up Business (as hereinafter defined).

                  For purposes of determining the net revenues and pre-tax earnings of the Business pursuant to this Section I(E), the Business shall not include any net revenues, pre-tax earnings or expenses in connection with the operation of the two (2) facilities in Sterling and Fredricksburg, Virginia and the one (1) facility in Fredrick, Maryland by Mid Atlantic MSO, LLC (collectively, the "Start-Up Business").

                  F. Allocation. The Purchase Price attributable to the Assets (including the Assumed Liabilities) shall be allocated as set forth in Schedule V hereto. The parties hereto agree that the allocation of the Purchase Price is intended to comply with the allocation method required by Section 1060 of the Code. The parties shall cooperate to comply with all substantive and procedural requirements of Section 1060 of the Code and any regulations thereunder, and the allocation shall be adjusted if, and to the extent, necessary to comply with the requirements of Section 1060 of the Code. The Purchaser, the Partnership, Talus and Mehlman will not take or permit any affiliated person to take, for federal, state or local income tax purposes, any position inconsistent with the allocation set forth in Schedule V hereto, or, if applicable, such adjusted allocation, except as otherwise may be required by law. Each of the Purchaser and the Partnership agrees that each of them shall attach to its tax returns for the tax year in which the Closing shall occur an information statement on Form 8594, which shall be completed in accordance with allocations set forth in
Schedule V hereto and with respect to subsequent years in which any Contingent Payments are made shall file supplementary statements as required under Section 1060 of the Code.

                  G. Assignment. The parties hereto agree that the Purchaser may designate one or more direct or indirect wholly owned subsidiaries of the Purchaser to acquire the Assets and the Shares and to assume the Assumed Liabilities; provided, however, that the Purchaser's payment obligations hereunder shall not be affected by any such designations by the Purchaser.
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                                                                               9


                                   SECTION II

                   REPRESENTATIONS, WARRANTIES, COVENANTS AND
                AGREEMENTS OF THE PARTNERSHIP, TALUS AND MEHLMAN

                  Each of the Partnership, Talus and Mehlman, jointly and severally, hereby represents and warrants to, and covenants and agrees with, the Purchaser, as of the date hereof and as of the date of the Closing, that:

                  A. Organization and Qualification. (i) The Partnership is duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania and has full partnership power and authority to own its properties and to conduct the businesses in which it is now engaged. The Partnership is in good standing in each other jurisdiction where it is presently conducting business wherein the failure so to qualify would have a material adverse effect on its businesses or properties. Other than Penn Dental, the Partnership does not have any subsidiaries, or own any capital stock or other proprietary interest, directly or indirectly, in any other corporation, association, trust, partnership, joint venture or other entity, nor does the Partnership have any agreement with any person, firm or corporation to acquire any such capital stock or other proprietary interest. The Partnership has full power, authority and legal right and all necessary approvals, permits, licenses and authorizations to own its properties and to conduct its businesses and to enter into and consummate the transactions contemplated under this Agreement. The copies of the agreement of general partnership of the Partnership which has been delivered to the Purchaser are complete and correct.

                  (ii) Penn Dental is duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania and has full corporate power and authority to own its properties and to conduct the businesses in which it is now engaged. Penn Dental is in good standing in each other jurisdiction wherein the failure so to qualify would have a material adverse effect on its businesses or properties. Penn Dental owns no subsidiaries, owns no capital stock or other proprietary interest, directly or indirectly, in any other corporation, association, trust, partnership, joint venture or other entity and does not have any agreement with any person, firm or corporation to acquire any such capital stock or other proprietary interest.
Penn Dental has full power, authority and legal right and all necessary approvals, permits, licenses and authorizations to own its properties and to conduct the Pennsylvania Business and to enter into and
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                                                                              10


consummate the transactions contemplated under this Agreement. The copies of the certificate of incorporation and by-laws of Penn Dental which have been delivered to the Purchaser are complete and correct.

                  B. Authority. The execution and delivery of this Agreement by the Partnership, the performance by the Partnership of its covenants and agreements hereunder and the consummation by the Partnership of the transactions contemplated hereby have been duly authorized by all necessary partnership action. This Agreement constitutes a valid and legally binding obligation of the Partnership, enforceable against the Partnership in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting creditors rights generally or by general principles of equity.

                  C. No Legal Bar; Conflicts. Neither the execution and delivery of this Agreement by the Partnership, Mehlman and Talus, nor the consummation of the transactions contemplated hereby by the Partnership, Mehlman and Talus, violates any provision of the certificate of incorporation or by-laws of Penn Dental or the governing documents of the Partnership or any statute, ordinance, regulation, order, judgment or decree of any court or governmental agency or board applicable to the Partnership, Penn Dental, Mehlman and Talus, or conflicts with or will result in any breach of any of the terms of or constitute a default under or result in the termination of or the creation of any lien pursuant to the terms of any contract or agreement to which the Partnership, Penn Dental, Talus or Mehlman is a party or by which the Partnership, Penn Dental, Talus, Mehlman or any of the Assets or any of the assets and properties of the Partnership, Penn Dental or the Business is bound. No consents, approvals or authorizations of, or filings with, any governmental authority or any other person or entity are required in connection with the execution and delivery by the Partnership, Mehlman or Talus of this Agreement, the consummation of the transactions by the Partnership, Mehlman or Talus contemplated hereby and the operation of the Business by the Purchaser (or its designee) subsequent to the Closing, except for required consents, if any, to assignment of contracts, leases and other agreements as set forth in Exhibit C.

                  D. Capitalization. (i) The Interests constitute all of the issued and outstanding partnership interests of the Partnership. All of the outstanding Interests have been validly issued and are fully paid and are owned by Talus and Mehlman. There are no issued and
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                                                                              11


outstanding subscriptions, warrants, options, calls, commitments or other rights or agreements to which the Partnership, Talus or Mehlman is bound relating to the issuance or sale of interests in the Partnership and no persons other than Talus and Mehlman have any interest in the Partnership or the Interests.

                  (ii) The authorized capital stock of Penn Dental consists of 1,000 shares of Penn Common Stock, of which 100 shares are issued and outstanding. All of the issued and outstanding shares of Penn Common Stock have been duly and validly authorized and issued and are fully paid and non-assessable and are owned beneficially and of record by the Partnership, free and clear of any lien, encumbrance, charge, security interest or claim whatsoever. There are no outstanding subscriptions, warrants, options, calls, commitments or other rights or agreements to which the Partnership or Penn Dental is bound relating to the issuance, sale or redemption of shares of Penn Common Stock or other securities of Penn Dental and no person other than the Partnership has any interest in the Shares. No shares of capital stock or other securities of Penn Dental are reserved for any purpose.

                  E. Financial Statements; No Undisclosed Liabilities. The Partnership, Talus and Mehlman have delivered to the Purchaser (i) the balance sheet of Penn Dental as of July 31, 1995, together with the related statement of income and expenses, if any, for the period then ended, which financial statements (the "Penn Dental Financial Statements") have been prepared by Penn Dental and (ii) the balance sheets of the offices of the Virginia Business as of June 30, 1995, together with the related statements of earnings-cash basis for the period then ended, which financial statements (the "Virginia Financial Statements"; and together with the Penn Dental Financial Statements, the "Financial Statements") have been prepared by Mehlman. The Financial Statements are true and correct in all material respects and have been prepared in accordance with a cash basis method of accounting applied consistently throughout the periods involved. The Financial Statements fully and fairly present the financial condition of Penn Dental and the Virginia Business as at the dates thereof and the results of the operations of Penn Dental and the Virginia Business for the periods indicated. The balance sheets contained in the Financial Statements fairly reflect all liabilities of the Business of the types normally reflected in cash basis balance sheets at the dates thereof and except to the extent set forth in or provided for in the balance sheet of Penn Dental as of July 31, 1995 and the balance sheets of the offices of the Virginia

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Business as of June 30, 1995 (collectively, the "1995 Balance Sheet") included in the Financial Statements or as identified in Exhibit C, and except for current liabilities incurred in the ordinary course of business consistent with past practices (and not materially different in type or amount), none of the Partnership, the Virginia Business or Penn Dental has any material liabilities or obligations of any nature, whether absolute, contingent or otherwise, whether due or to become due, whether properly reflected under generally accepted accounting principles as a liability or a charge or reserve against an asset or equity account, and whether the amount thereof is readily ascertainable or not; provided, however, that no obligations of either the Virginia Business or Penn Dental are reflected in the Financial Statements, which would be reflected on accrual basis financial statements but not cash basis financial statements. The Partnership, Talus and Mehlman are not aware of any material omissions in the Financial Statements. The books and records of Penn Dental are auditable by Schotz, Miller, Footer & Magarick and the books and records of the Virginia Business are auditable by Stoy, Malone & Company. A true and correct copy of the Financial Statements is attached hereto as Exhibit D.

                  F. Absence of Certain Changes. Except as set forth in Exhibit C, subsequent to June 30, 1995, there has not been any (i) material adverse or prospective change in the condition of the Business, financial or otherwise, or in the results of the operations of the Business; (ii) damage or destruction (whether or not insured) affecting the properties or business operations of the Business or the Assets exceeding $25,000 in the aggregate; (iii) labor dispute or, threatened labor dispute involving the employees of the Business or any resignations or threatened resignations of dentists, orthodontists, or other professional employees, or notice that dentists, orthodontists, or other professional employees intend to take leaves of absence, with or without pay;
(iv) actual or threatened disputes pertaining to the Business with any major accounts or referral sources of the Business, or actual or threatened loss of business from any of the major accounts or referral sources of the Business which disputes or threatened losses would have a material adverse effect on the Business or the properties and assets of the Business; or (v) changes in the methods or procedures for billing or collection of customer accounts or recording of customer accounts receivable or reserves for doubtful accounts with respect to the Business.

                  G. No Dividends, Loans, Etc. Except as set forth in Exhibit C, subsequent to June 30, 1995, Penn Dental has not declared or paid any dividend or made any other distribution in respect of its capital stock, or obligated itself to pay dividends or make distributions, or purchased, redeemed or otherwise acquired or disposed of any shares of capital stock and the Partnership has not made any distribution of any kind or obligated itself to make any distribution of any kind, to Talus or Mehlman; and the Partnership, Penn Dental, Talus and Mehlman have not, except in the normal course of business, paid or discharged any outstanding indebtedness. Subsequent to June 30, 1995, the Partnership, Penn Dental, Talus and Mehlman, in the conduct of the Business, have paid all normal and recurring installments (i) of bank indebtedness, (ii) under leases and contractual obligations and (iii) of other amounts due and payable to any persons. Subsequent to June 30, 1995, none of the Partnership, Penn Dental, Talus or Mehlman, in the conduct of the Business, has incurred any bank indebtedness, entered into any leases, loan agreements or contracts, obligations or arrangements for the payment of money or property to any person, or permitted any liens or encumbrances to attach to any of its assets. Subsequent to June 30, 1995, neither the Partnership nor Penn Dental has (i) made any loans or advances to Talus or Mehlman or members of the families of either of Talus or Mehlman, (ii) repaid the principal of or interest on any indebtedness of the Partnership or Penn Dental to either of Talus or Mehlman or members of the families of either of Talus or Mehlman, or (iii) forgiven any principal of or interest on any indebtedness of either of Talus or Mehlman or members of the families of either of Talus or Mehlman to the Partnership or Penn Dental.

                  H. Real Property Owned or Leased. A list and brief description of all real property owned by or leased to or by the Business or in which the Partnership, Penn Dental or Talus or Mehlman, in the conduct of Business, has any interest is set forth in Exhibit C. All such leased real property is held subject to written leases or other agreements (a description of which, including the expiration date of all leases, is set forth in Exhibit C) which are valid and effective in accordance with their respective terms, and there are no existing defaults or events of default, or events which with notice or lapse of time or both would constitute defaults, thereunder on the part of the Partnership, Penn Dental, Talus or Mehlman, in the conduct of the Business, except for defaults, if any, as are not material in character, amount or extent and do not, severally or in the aggregate, materially detract from the value or interfere with the present use of the property subject to such lease or affect the validity, enforceability or assignability of such lease or otherwise materially impair the Business or its operations. None of the Partnership, Penn Dental, Talus or Mehlman has any knowledge of any default or claimed or purported or alleged default or state of facts which with notice or lapse of time or both would constitute a material default on the part of any other party in the performance of any obligation to be performed or paid by such other party under any lease referred to in Exhibit C. None of the Partnership, Penn Dental, Talus or Mehlman has received any written or oral notice to the effect that any lease will not be renewed at the termination of the term thereof or that any such lease will be renewed only at a substantially higher rent.

                  I. Title to Assets; Condition of Property.

                  (i) Each of the Partnership and Penn Dental has good and valid title to all the assets and properties owned by it, including, without limitation, the properties and assets reflected in the 1995 Balance Sheet (except for assets leased under leases set forth in Exhibit C, inventory and other assets sold or retired and accounts receivable collected upon, since the dates of the balance sheets constituting the 1995 Balance Sheet in the ordinary course of business consistent with past practices), free and clear of all liens, charges, encumbrances, security interests or claims whatsoever, except as set forth in Exhibit C. The Partnership has the right, power and authority to sell and transfer the Assets and the Shares to the Purchaser (or its designee), and upon such transfer the Purchaser (or its designee) will acquire good and marketable title to the Assets and the Shares, free and clear of all liens, charges, encumbrances, security interests or claims whatsoever, except for any claims arising from the Partnership's failure to obtain required consents to assignment as set forth in Exhibit C.

                  (ii) The properties and assets of the Partnership and Penn Dental and those leased by them include all properties and assets used in the operations of the Business as currently conducted. All such properties and assets of the Business are in operating condition and repair, consistent with their respective ages, and have been maintained and serviced in accordance with the normal practices of the Business. None of such properties or assets is subject to any liens, charges, encumbrances or security interests, except as set forth in Exhibit C. None of such properties or assets (including the Assets) (or uses to which they are put) fails to conform with any applicable agreement, law, ordinance or regulation in a manner which is likely to be material to the operation of the Business. The Partnership and Penn Dental own or lease all the properties and assets which have been located at or on any of the leased premises of the Business at any time since July 1, 1995.

                  J. Taxes. The Partnership, Penn Dental and Talus and Mehlman, in connection with the Business, have filed or caused to be filed on a timely basis, all federal, state, local, foreign and other tax returns, reports and declarations (collectively, "Tax Returns") required to be filed by the Partnership, Penn Dental and the Business where the failure to file would have a material adverse effect on the Business. All Tax Returns filed by the Partnership, Penn Dental and Mehlman and Talus in connection with the Business are true, complete and correct in all material respects. The Partnership, Penn Dental and Talus and Mehlman, in the conduct of the Business, have paid all income, estimated, excise, franchise, gross receipts, capital stock, profits, stamp, occupation, sales, use, transfer, value added, property (whether real, personal or mixed), employment, unemployment, disability, withholding, social security, workers' compensation and other taxes, and interest, penalties, fines, costs and assessments (collectively, "Taxes"), due and payable with respect to the periods covered by such Tax Returns (whether or not reflected thereon). Except as to those which arise in the ordinary course of business in respect of Taxes not yet due and payable, there are no tax liens on any of the properties or assets, real, personal or mixed, tangible or intangible, of the Business. Since July 1, 1995, none of the Partnership, Penn Dental and Mehlman or Talus, in connection with the Business, has incurred any tax liability other than in the ordinary course of business. Except as set forth in Exhibit C, no Tax Return of the Partnership, Penn Dental or Talus and Mehlman, in connection with the Business, has ever been audited. No deficiency in Taxes for any period has been asserted by any taxing authority which remains unpaid at the date hereof (the results of any settlement being set forth on Exhibit C hereto), no written inquiries or notices have been received by the Partnership, Penn Dental, Talus or Mehlman from any taxing authority with respect to possible claims for Taxes and none of the Partnership, Penn Dental or Talus and Mehlman has any reason to believe that such an inquiry or notice is pending or threatened, and, to the best of the knowledge of the Partnership, Penn Dental, Talus and Mehlman, there is no basis for any additional claims or assessments for Taxes. None of the Partnership, Penn Dental or Talus and Mehlman, in connection with the Business, has agreed to the extension of the statute of limitations with respect to any Tax Return or tax period. The Partnership, Penn Dental, Talus and Mehlman have delivered to the Purchaser copies of the federal and state income or franchise or other type of Tax Returns filed by the Partnership, Penn Dental and Talus and Mehlman, in connection with the Business, for the past three years and, to the best knowledge of the Partnership, Penn Dental, Talus and Mehlman, for all other past periods as to which the appropriate statute of limitations has not lapsed.

                  The Partnership at its own expense, shall be responsible for preparing and filing when due, any and all federal, state, municipal and other Tax Returns of Penn Dental required to be filed by Penn Dental in respect of any and all periods which end prior to or with the date of the Closing (including, without limitation, Penn Dental's federal income Tax Returns for the short taxable year ending with the date of the Closing) to the extent not already filed, whether or not required to be filed on or before the date of the Closing, and shall pay all Taxes (and interest, penalties, fines or assessments thereon) due and payable by Penn Dental for all periods up to and including the Closing to the extent not already paid (including, without limitation, the federal income Taxes due and payable with respect to the short taxable year ending with the date of the Closing). For its taxable year which ends with the date of the Closing, Penn Dental's and the Purchaser's Tax Returns shall be based on the closing of Penn Dental's books at the close of business on the date of the Closing and without any ratable allocation of items. The Partnership shall review all such Tax Returns with the Purchaser prior to filing and shall submit such proof of payment of the Taxes due as the Purchaser shall reasonably request and, if requested by the Partnership, the Purchaser shall review its Tax Returns which include the day after the date of the Closing with the Partnership prior to the filing and shall submit proof of filing such Tax Returns consistently with the Tax Returns filed by Penn Dental and referred to in the prior sentence.

                  K. Permits; Compliance with Applicable Law.

                  (i) General. None of the Partnership, Penn Dental or Talus or Mehlman, in the conduct of the Business, is in default under any, and each has complied with all, statutes, ordinances, regulations, orders, judgments and decrees of any court or governmental entity or agency, relating to the Partnership, Penn Dental, the Business, the Assets or the assets or properties of Penn Dental as to which a default or failure to comply might result in a material adverse effect on the Partnership, Penn Dental, the Business, the Assets or the assets or properties of Penn Dental. None of the Partnership, Penn Dental, Talus or Mehlman has any knowledge of any basis for assertion of any violation of the foregoing or for any claim for compensation or damages or otherwise arising out of any violation of the foregoing. None of the Partnership, Penn Dental, Talus nor Mehlman has received any notification of any asserted present or past failure to comply with any of the foregoing which has not been satisfactorily responded to in the time period required thereunder.

                  (ii) Permits. Set forth in Exhibit C is a complete and accurate list of all permits, licenses, approvals, franchises and authorizations issued by governmental entities or other regulatory authorities, federal, state or local (collectively the "Permits"), held by the Partnership, Penn Dental, Talus or Mehlman and material to the conduct of the Business. The Permits set forth in Exhibit C are all the Permits required for the conduct of the Business. All the Permits set forth in Exhibit C are in full force and effect, and none of the Partnership, Penn Dental Talus or Mehlman has engaged in any activity which would cause or permit revocation or suspension of any such Permit, and no action or proceeding looking to or, contemplating the revocation or suspension of any such Permit is pending or threatened. There are no existing defaults or events of default or events or state of facts which with notice or lapse of time or both would constitute a default by the Partnership, Penn Dental, Talus or Mehlman under any such Permit. None of the Partnership, Penn Dental, Talus or Mehlman has any knowledge of any default or claimed or purported or alleged default or state of facts which with notice or lapse of time or both would constitute a default on the part of any party in the performance of any obligation to be performed or paid by any party under any Permit set forth in Exhibit C. Except as set forth in Exhibit C, the consummation of the transactions contemplated hereby will in no way affect the continuation, validity or effectiveness of the Permits set forth in Exhibit C or require the consent of any person.

                  (iii) Environmental. (a) To the best of the knowledge of the Partnership, Penn Dental, Talus and Mehlman, the Partnership, Penn Dental, Talus and Mehlman, in the conduct of the Business, in all material respects, have duly complied with all federal, state and local environmental, health and safety laws, codes and ordinances and all rules and regulations promulgated thereunder.

                           (b) To the best of the knowledge of the Partnership,
Penn Dental, Talus and Mehlman, the Partnership, Penn Dental and Talus and Mehlman, in the conduct of the Business, have been issued, and will maintain until the date of the Closing, all required federal, state and local permits, licenses, certificates and approvals relating to (i) air emissions, (ii) discharges to surface water or ground water, (iii) noise emissions, (iv) solid or liquid waste disposal, (v) the use, generation, storage, transportation or disposal of toxic or hazardous substances or wastes (intended hereby and hereafter to include any and all such materials listed in any federal, state or local law, code or ordinance and all rules and regulations promulgated thereunder, as hazardous or potentially hazardous), or (vi) other environmental, health and safety matters.

                           (c) To the best of the knowledge of the Partnership,
Penn Dental, Talus and Mehlman, none of the Partnership, Penn Dental, Talus or Mehlman has received any notice of, and none of the Partnership, Penn Dental, Talus or Mehlman knows of any facts which might constitute violations of, any federal, state or local environmental, health or safety laws, codes or ordinances, and any rules or regulations promulgated thereunder, which relate to the use, ownership or occupancy of any of the Premises owned, leased or occupied by the Partnership, Penn Dental or Talus and Mehlman, in the conduct of the Business. None of the Partnership, Penn Dental, Talus or Mehlman, in the conduct of the Business, is in violation of any rights-of-way or restrictions affecting any of the Premises or any rights appurtenant thereto the violation of which would have a material adverse effect on the Business.

                  (iv) Medicare, Medicaid and CHAMPUS. Each of the Partnership, Penn Dental, Talus and Mehlman, in the conduct of the Business, has complied in all material respects with all applicable laws, rules and regulations of the Medicare, Medicaid, CHAMPUS and other governmental healthcare programs, and has filed all required claims, invoices, returns, cost reports and other forms in the manner prescribed and all such claims, returns, invoices, cost reports and other forms made or filed are in all material respects true, complete, correct and accurate. No material deficiency (either individually or in the aggregate) in any such claims, returns, invoices, cost reports and other filings, including claims for over-payments or deficiencies for late filings, has been asserted or threatened by any federal or state agency or instrumentality or other provider reimbursement entities relating to Medicare, Medicaid or CHAMPUS claims or any other third party payor and there is no basis for any claims or requests for reimbursement. None of the Partnership, Penn Dental, Talus or Mehlman, in the conduct of the Business, has been subject to any audit relating to fraudulent Medicare, Medicaid or CHAMPUS procedures or practices. There is no basis for any claim or request for recoupment or payment by or on behalf of any state or federal agency or other instrumentality or other provider reimbursement entities relating to Medicare, Medicaid or CHAMPUS claims filed or made by the Partnership, Penn Dental, Talus or Mehlman, in the conduct of the Business and no such claim has been asserted. Net revenues for the CHAMPUS program represented less than 1% of the net revenues of the Business during the calendar years 1991, 1992, 1993 and 1994 and the first eight (8) months of 1995. The Business has not received directly any net revenues from the Medicare and Medicaid programs during the calendar years 1991, 1992, 1993 and 1994 and the first eight (8) months of 1995.

                  L. Licenses. None of the Partnership, Penn Dental, Talus or Mehlman produces or distributes any product nor do they perform any service under a proprietary license granted by another entity and none of them has licensed its or his rights in any current or planned products, designs or services to any other entities. Each of the Partnership, Penn Dental, Talus and Mehlman, in the conduct of the Business, has the right to use all computer software, including all property rights constituting part of that computer software, used in connection with the Business (the "Computer Software"). A list of all written licenses pertaining to the Computer Software is set forth in Exhibit C (the "Licenses"). None of the Partnership, Penn Dental, Talus or Mehlman has any knowledge that any of the Licenses may not be valid or enforceable by the Partnership, Penn Dental, Talus or Mehlman or that the use of the Computer Software or any of the Licenses may infringe upon or conflict with the rights of any third party. None of the Partnership, Penn Dental, Talus or Mehlman, in the conduct of the Business, has granted any licenses to use the Computer Software or any sub-licenses with respect to any of the Licenses.

                  M. Accounts Receivable; Inventories. The accounts receivable of the Business are in their entirety valid accounts receivable, arising in the ordinary course of business, subject to reserves for bad debts, if any, shown in the Financial Statements. The inventories and equipment of the Business are fully usable in the ordinary course of business. The Business shall have unrestricted cash and cash equivalents available to the Purchaser at the date of the Closing of at least $70,000.

                  N. Contractual and Other Obligations. Set forth in Exhibit C is a list and brief description of all (i) material (material shall mean that the remaining obligations of any party thereto are in excess of $2,500) contracts, agreements, licenses, leases, arrangements (written or oral) and other documents to which the Partnership, Penn Dental, Talus or Mehlman, in the conduct of the Business, is a party or by which the Partnership, Penn Dental, Talus and Mehlman, in the conduct of the Business, are bound (including, in the case of loan agreements, a description of the amounts of any outstanding borrowings thereunder and the collateral, if any, for such borrowings); (ii) obligations and liabilities of the Business pursuant to uncompleted orders for the purchase of materials, supplies, equipment and services for the requirements of the Business with respect to which the remaining obligation of the Business is in excess of $2,500; and (iii) material contingent obligations and liabilities of the Partnership, Penn Dental, Talus and Mehlman, in the conduct of the Business; all of the foregoing being hereinafter referred to as the "Contracts." None of the Partnership, Penn Dental, the Business, Talus or Mehlman, nor, to the best of the knowledge of the Company, Penn Dental, Talus or Mehlman, any other party is in default in the performance of any covenant or condition under any Contract and no claim of such a default has been made and no event has occurred which with the giving of notice or the lapse of time would constitute a material default under any covenant or condition under any Contract. None of the Partnership, Penn Dental, Talus or Mehlman, in the conduct of the Business, is a party to any Contract which would terminate or be materially adversely affected by the consummation of the transactions contemplated by this Agreement, except for the failure to obtain the necessary consents to assignment set forth in Exhibit C. None of the Partnership, Penn Dental, Talus or Mehlman, in the conduct of the Business, is a party to any Contract expected to be performed at a material loss. Originals or true, correct and complete copies of all written Contracts have been provided to the Purchaser.

                  O. Compensation. Set forth in Exhibit E attached hereto is a list of all written or oral agreements between the Partnership, Penn Dental, Talus or Mehlman, in the conduct of the Business, and each person employed by or independently contracting with the Partnership, Penn Dental or the Business with regard to compensation, whether individually or collectively, and set forth in Exhibit E is a list of all employees or independent contractors of the Business entitled to receive annual compensation in excess of $20,000 and their respective positions, job categories and salaries. The transactions contemplated by this Agreement will not result in any liability for severance pay to any employee or independent contractor of the Partnership, Penn Dental or the Business. None of the

Partnership, Penn Dental, Talus or Mehlman has informed any employee or independent contractor providing services to the Partnership, Penn Dental or the Business that such person will receive any increase in compensation or benefits or any ownership interest in the Partnership, Penn Dental or the Business.

                  P. Employee Benefit Plans. Except as set forth in Exhibit F attached hereto, none of the Partnership, Penn Dental, Talus or Mehlman, in the conduct of the Business, maintains or sponsors, or contributes to, any pension, profit-sharing, savings, bonus, incentive or deferred compensation, severance pay, medical, life insurance, welfare or other employee benefit plan. All pension, profit-sharing, savings, bonus, incentive or deferred compensation, severance pay, medical, life insurance, welfare or other employee benefit plans within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (hereinafter referred to as "ERISA"), in which the employees participate (such plans and related trusts, insurance and annuity contracts, funding media and related agreements and arrangements being hereinafter referred to as the "Benefit Plans") comply in all material respects with all requirements of the Department of Labor and the Internal Revenue Service, and with all other applicable laws, and none of the Partnership, Penn Dental, Talus or Mehlman, in the conduct of the Business, has taken or failed to take any action with respect to the Benefit Plans which might create any liability on the part of the business or the Purchaser. Each "fiduciary" (within the meaning of Section 3(21)(A) of ERISA) as to each Benefit Plan has complied with all requirements of ERISA and all other applicable laws in respect of each such Benefit Plan. The Partnership, Penn Dental, Talus and Mehlman have furnished to the Purchaser copies of all Benefit Plans and all financial statements, actuarial reports and annual reports and returns filed with the Internal Revenue Service with respect to such Benefit Plans for a period of three years prior to the date hereof. Such financial statements and actuarial reports and annual reports and returns are true and correct in all material respects, and none of the actuarial assumptions underlying such documents have changed since the respective dates thereof. In addition:

                  (i) Each Benefit Plan intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service as to its qualification;

                  (ii) None of the Partnership, Penn Dental, Talus or Mehlman, in the conduct of the Business, maintains sponsors or contributes to, and has never maintained, sponsored or contributed to a "defined benefit plan" (within the meaning of Section 3(35) of ERISA) or a Multiemployer Plan (within the meaning of Section 3(37) of ERISA);

                  (iii) No "prohibited transaction" (within the meaning of Section 406 of ERISA or Section 4975(c) of the Code) has occurred with respect to any Benefit Plan;

                  (iv) No provision of any Benefit Plan or of any agreement, and no act or omission of the Partnership or Mehlman, in the conduct of the Business, in any way limits, impairs, modifies or otherwise affects the right of the Partnership, Penn Dental, Talus, Mehlman or the Purchaser unilaterally to amend or terminate any Benefit Plan after the Closing, subject to the requirements of applicable law;

                  (v) There are no contributions which are or hereafter will be required to have been made to trusts in connection with any Benefit Plan that would constitute a "defined contribution plan" (within the meaning of Section 3(34) of ERISA);

                  (vi) Other than claims in the ordinary course for benefits with respect to the Benefit Plans, there are no actions, suits or claims (including claims for income taxes, interest, penalties, fines or excise taxes with respect thereto) pending with respect to any Benefit Plan, or any circumstances which might give rise to any such action, suit or claim (including claims for income taxes, interest, penalties, fines or excise taxes with respect thereto);

                  (vii) All reports, returns and similar documents with respect to the Benefit Plans required to be filed with any governmental agency have been so filed on or before their due date; and

                  (viii) None of the Partnership, Penn Dental, Talus or Mehlman, in the conduct of the Business, has any obligation to provide health or other welfare benefits to former, retired or terminated employees, except as specifically required under Section 4980B of the Code or
         Section 601 of ERISA. Each of the Partnership, Penn Dental and Talus and Mehlman, in the conduct of the Business, has complied with the notice and continuation requirements of Section 4980B of the Code or Section 601 of ERISA and the regulations thereunder.

                  Each of Talus and the Partnership hereby agrees that he or it will take any and all steps necessary to terminate and effectuate promptly the termination of Penn Dental's Profit Sharing Plan (the "Plan") in accordance with all requirements of the Code, ERISA and the Department of Labor ("DOL") and any rules or regulations applicable to the termination of the Plan, including, but not limited to, the filing of an Application for Determination Upon Termination (Form 5310), and will file all applicable or required forms with the Internal Revenue Service and the DOL, and will timely distribute, in the required manner, any and all notices required to be delivered to employees, and will continue to file any and all information reports, including but not limited to, annual returns required with respect to the Plan, until the completion of the termination of the Plan and the distribution of all participants' accounts thereunder.

                  As soon as practicable following the receipt of a favorable determination letter upon termination from the Internal Revenue Service with respect to the Plan, and in accordance with the time periods set forth in ERISA or the Code or any rules or regulations applicable to the termination of the Plan, the trustees will promptly distribute all participants' accounts in accordance with the terms of the Plan and any applicable laws, rules and regulations, and will file all notices required by the Internal Revenue Service and the DOL, and will close out the Plan. Following the Closing, the Purchaser will cooperate and will cause Penn Dental to cooperate in terminating the Plan.

                  Each of Talus and the Partnership agrees that any contributions now due or that may become due to the Plan shall be the sole responsibility of Talus and the Partnership and shall be immediately paid, when due, by Talus and the Partnership. Talus agrees that all costs of terminating the Plan, including the cost of filing all notices, amendments, returns, reports and determination letter requests, shall be borne by Talus and the Partnership. None of the expenses of terminating the Plan will be paid by Penn Dental.

                  Q. Labor Relations. There have been no violations of any federal, state or local statutes, laws, ordinances, rules, regulations, orders or directives with respect to the employment of individuals by, or the employment practices or work conditions of the Partnership,

Penn Dental, Talus or Mehlman, in the conduct of the Business, or the terms and conditions of employment, wages and hours, which violations would have either, individually or in the aggregate, a material adverse effect on the condition, financial or otherwise, or operations of the Partnership, Penn Dental or the Business. None of the Partnership, Penn Dental, Talus or Mehlman, in the conduct of the Business, is engaged in any unfair labor practice or other unlawful employment practice and there are no charges of unfair labor practices or other employee-related complaints pending or, threatened against the Partnership, Penn Dental, Talus or Mehlman, in the conduct of the Business, before the National Labor Relations Board, the Equal Employment Opportunity Commission, the Occupational Safety and Health Review Commission, the Department of Labor or any other federal, state, local or other governmental authority. There is no strike, picketing, slowdown or work stoppage or organizational attempt pending or threatened against or involving the Partnership, Penn Dental or the Business. No issue with respect to union representation is pending or threatened with respect to the employees of the Partnership, Penn Dental or the Business. No union or collective bargaining unit or other labor organization has ever been certified or recognized by the Partnership, Penn Dental, Talus or Mehlman, in the conduct of the Business, as the representative of any of the employees of the Partnership, Penn Dental or the Business.

                  R. Increases in Compensation or Benefits. Except as set forth in Exhibit E, subsequent to June 30, 1995, except in the ordinary course of business consistent with past practice, there have been no increases in the compensation payable or to become payable to any of the employees of the Partnership, Penn Dental or the Business and there have been no payments or provisions for any awards, bonuses, stock options, loans, profit sharing, pension, retirement or welfare plans or similar or other disbursements or arrangements for or on behalf of such employees (or related parties thereof), in each case, other than pursuant to currently existing plans or arrangements, if any, set forth in Exhibit F; provided, however, that in no event was any such increase in compensation or any such payment or provision made with respect to
(i) either of Talus or Mehlman (or any members of the families of either of Talus or Mehlman except for an increase in the salary of Jill Talus to no more than $25,000 and of Marina Mehlman to no more than $50,000) or (ii) any employees earning in excess of $20,000 per annum. All bonuses heretofore granted to employees of the Business have been paid in full to such employees. The vacation policy of the Business is set forth in Exhibit E. Except as set forth in Exhibit E, no employee of the Business is entitled to vacation time in excess of three weeks during the current calendar year and no employee of the Business has any accrued vacation or sick time with respect to any prior period.

                  S. Insurance. A complete list of the insurance policies maintained by the Business is set forth in Exhibit C. Such policies are in full force and effect and all premiums due thereon prior to or on the date of the Closing have been paid in full. Each of the Partnership, Penn Dental, Talus and Mehlman, in the conduct of the Business, have complied in all respects with all the provisions of such policies. There are no notices of any pending or threatened termination or premium increases with respect to any of such policies. The Business has not had any casualty loss or occurrence which may give rise to any claim of any kind not covered by insurance and none of the Partnership, Penn Dental, Talus or Mehlman is aware of any occurrence which may give rise to any claim of any kind not covered by insurance. No third party has filed any claim against the Business for personal injury or property damage of a kind for which liability insurance is generally available which is not fully insured, subject only to the standard deductible. All claims against the Business covered by insurance have been reported to the insurance carrier on a timely basis.

                  T. Conduct of Business. None of the Partnership, Penn Dental, Talus or Mehlman, in the conduct of the Business, is restricted from conducting the Business in any location by agreement or court decree.

                  U. Allowances. None of the Partnership, Penn Dental, Talus or Mehlman, in the conduct of the Business, has any obligation to make allowances to any of its customers or patients, except allowances which are consistent with its past practices.

                  V. Patents, Trademarks, etc. Set forth in Exhibit G attached hereto is a list and brief description of all of the patents, registered and common law trademarks, service marks, tradenames, copyrights, licenses and other similar rights of the Business and applications for each of the foregoing. Either the Partnership, Penn Dental, Talus or Mehlman, owns all right, title and interest in and to all such proprietary rights. The proprietary rights listed are all such rights necessary to the conduct of the Business as currently conducted by the Partnership, Penn Dental, Talus or Mehlman; no adverse claims have been made and, except as set forth in Exhibit C, no dispute has arisen with respect to any of the said proprietary rights; and the operations of the Business and the use by the Partnership, Penn Dental, Talus or Mehlman of such proprietary rights do not involve infringement or claimed infringement of any patent, trademark, service mark, tradename, copyright, license or similar right.

                  W. Power of Attorney. None of the Partnership, Penn Dental, Talus or Mehlman, in the conduct of the Business, has granted any power of attorney (revocable or irrevocable) to any person, firm or corporation for any purpose whatsoever.

                  X. Use of Names. All names under which the Business is currently conducted are listed in Exhibit G. Except as set forth in Exhibit C, to the best of the knowledge of the Partnership, Penn Dental, Talus and Mehlman, there are no other persons or businesses conducting businesses similar to those of the Business in the Commonwealths of Pennsylvania and Virginia or the State of Maryland having the right to use or using any of the names set forth in Exhibit G or any variants of such names; and no other person or business has ever attempted to restrain the Partnership, Penn Dental, Talus or Mehlman from using such names or any variants thereof.

                  Y. Accounts Payable, Indebtedness, Etc. The accounts and notes payable and accrued expenses reflected in the Financial Statements, and the accounts and notes payable and accrued expenses incurred by the Business subsequent to the date of the Financial Statements, are in all respects valid claims that arose in the ordinary course of business. Since June 30, 1995, the accounts and notes payable, accrued expenses and debt of the Business has been paid in a manner consistent with past practice. The aggregate amount of the accounts payable and accrued expenses of Penn Dental and the Virginia Business as of the date of the Closing shall not exceed $100,000.

                  Z. No Foreign Person. Neither of Talus or Mehlman is a foreign person within the meaning of Section 1445(b)(2) of the Code.

                  AA. Licensure, etc. Each individual employed or contracted with by the Partnership, Penn Dental, Talus or Mehlman, in the conduct of the Business, to provide professional services is duly licensed to provide such services and, to the best knowledge of the Partnership, Penn Dental, Talus and Mehlman, is otherwise in compliance with all federal, state and local laws, rules and regulations relating to such professional licensure. To the best of the knowledge of the Partnership, Penn Dental, Talus and

Mehlman, each individual now or formerly employed or contracted with by the Partnership, Penn Dental, Talus or Mehlman, in the conduct of the Business, to provide professional services was duly licensed to provide such services during all periods prior to the Closing when such employee or independent contractor provided such services on behalf of the Partnership or the Business. Each of the Partnership, Penn Dental, Talus and Mehlman, in the conduct of the Business, is in compliance in all material respects with all relevant state laws and precedents relating to the corporate practice of the learned or licensed professions, and there are no material claims, disputes, actions, suits, proceedings or investigations currently pending, threatened or filed or commenced against or affecting the Partnership, Penn Dental or the Business relating to such laws and precedents, and no such material claim, dispute, action, suit, proceeding or investigation has been filed or commenced during the five-year period preceding the date of this Agreement, and none of the Partnership, Penn Dental, Talus or Mehlman is aware of any basis for such a valid claim. The acquisition of the Assets and the Shares by the Purchaser (or its designee) as contemplated by this Agreement will not affect the ability of the Purchaser to operate the Business as heretofore operated in compliance with all applicable laws.

                  BB. Books and Records. The books and records of the Partnership, Penn Dental and the Business are in all material respects complete and correct, have been maintained in accordance with good business practices and accurately reflect the basis for the financial position and results of operations of the and the Business set forth in the Financial Statements. All of such books and records, including true and complete copies of all written Contracts, have been made available for inspection by the Purchaser and its representatives.

                  CC. Litigation; Disputes. Except as set forth in Exhibit C, there are no claims, disputes, actions, suits, proceedings or governmental investigations pending or, to the best of the knowledge of the Partnership, Penn Dental, Talus and Mehlman, threatened against or affecting the Partnership, Penn Dental, the properties or assets of the Business, or either of Talus or Mehlman. No such claim, dispute, action, suit, proceeding or investigation has been pending or threatened during the five-year period preceding the date of this Agreement. To the best of the knowledge of the Partnership, Penn Dental, Talus and Mehlman, there is no basis for any such claim, dispute, action, suit, investigation or proceeding which would result in a material adverse effect on the Partnership, Penn Dental, the Business or the properties and assets of the Business. None of the Partnership, Penn Dental, Talus or Mehlman in the conduct of the Business, is in default in respect of any judgment, order, writ, injunction or decree of any court or of any federal, state, municipal or other government department, commission, bureau, agency or instrumentality or any arbitrator.

                  DD. Location of Business and Assets. Set forth in Exhibit C is each location (specifying state, county and city) where the Business (i) has a place of business, (ii) owns or leases real property and (iii) owns or leases any other property, including inventory, equipment and furniture.

                  EE. Bank Accounts. Set forth in Exhibit H attached hereto is a list of all bank accounts maintained in the name of the Business, and a brief description of the persons having power to sign with respect to each such account.

                  FF. Disclosure. No representation or warranty made under any Section hereof and none of the information furnished by the Partnership, Penn Dental, Talus or Mehlman set forth herein, in the exhibits hereto or in any document delivered by the Partnership, Penn Dental, Talus or Mehlman to the Purchaser, or any authorized representative of the Purchaser, pursuant to this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading.

                                   SECTION III

                   REPRESENTATIONS, WARRANTIES, COVENANTS AND
                         AGREEMENTS OF TALUS AND MEHLMAN

                  Each of Talus and Mehlman, jointly and severally, hereby represents and warrants to, and covenants and agrees with, the Purchaser, as of the date hereof and as of the date of the Closing, that:

                  A. Authority. Each of Talus and Mehlman is fully able to execute and deliver this Agreement and to perform his covenants and agreements hereunder, and this Agreement constitutes a valid and legally binding obligation of each of Talus or Mehlman, enforceable against him in accordance with its terms.

                  B. No Legal Bar; Conflicts. Neither the execution and delivery of this Agreement by Mehlman or Talus, nor the consummation by Mehlman or Talus of the transactions contemplated hereby, violates any statute, ordinance, regulation, order, judgment or decree of any court or governmental agency applicable to Talus and Mehlman, or conflicts with or will result in any breach of any of the terms of or constitute a default under or result in the termination of or the creation of any lien pursuant to the terms of any contract or agreement to which either of Talus or Mehlman is a party or by which either of Talus or Mehlman or the assets of either of them is bound, except for the failure to obtain the necessary consents to assignment set forth in Exhibit C.

                  C. Other Interests. Neither Talus nor Mehlman has any ownership interests in any dental businesses other than the Partnership, Penn Dental or the Virginia Business, and, neither Talus nor Mehlman performs any employment, consulting or other services, paid or unpaid, for any for-profit or not-for-profit dental enterprise.

                  D. Ownership of Interests, Shares, etc. (i) The Partnership owns the Shares, and the Shares represent all of the issued and outstanding shares of Penn Common Stock, free and clear of any lien, encumbrance, charge, security interest or claim whatsoever (including any restriction on the right to vote, sell or otherwise dispose of the Shares), and the Partnership has the right to transfer the Shares to the Purchaser and, upon transfer of the Shares to the Purchaser hereunder, the Purchaser will acquire good and marketable title to the Shares, free and clear of any lien, encumbrance, charge, security interest or claim whatsoever.

                  (ii) Each of Talus and Mehlman owns all the Interests, free and clear of any lien, encumbrance, charge, security interest or claim whatsoever.

                  E. Investment. (i) Each of the Partnership, Talus and Mehlman has had access to such information relating to the business and affairs of the Purchaser which each of them has reasonably requested, and all additional information which each of them has considered necessary to verify the accuracy of the information so received. Each of Talus and Mehlman has had the opportunity to ask questions of and receive answers from the Purchaser concerning the terms and conditions of the transactions contemplated by this Agreement. On the basis of the foregoing, each of the Partnership, Talus and Mehlman is familiar with the operations, business plans and financial condition of the Purchaser.

                  (ii) Each of the Partnership, Talus and Mehlman understands that the Purchaser may issue and deliver to the Partnership, shares of common stock, $.01 par value ("Purchaser Common Stock"), of the Purchaser upon the conversion of the Convertible Notes pursuant to this Agreement, without compliance with the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"); that for such purpose the Purchaser will rely upon the representations, warranties, covenants and agreements contained herein; and that such non-compliance with registration is not permissible unless such representations and warranties are correct and such covenants and agreements performed. Each of the Partnership, Talus and Mehlman is an "accredited investor" as such term is defined in Rule 501 under the Securities Act.

                  (iii) Each of the Partnership, Talus and Mehlman understands that, under existing rules of the Securities and Exchange Commission (the "SEC") the Partnership may be unable to sell its shares of Purchaser Common Stock except to the extent that its shares of Purchaser Common Stock may be sold (i) pursuant to an effective registration statement covering such shares pursuant to the Securities Act or (ii) in a bona fide private placement to a purchaser who shall be subject to the same restrictions on any resale or (iii) subject to the restrictions contained in Rule 144 under the Securities Act ("Rule 144"). Each of the Partnership, Talus and Mehlman understands that the Purchaser is under no obligation to effect a registration of their shares of Purchaser Common Stock under the Securities Act.

                  (iv) Each of the Partnership, Talus and Mehlman is familiar with the provisions of Rule 144 and the limitations upon the availability and applicability of such rule.

                  (v) Each of the Partnership, Talus and Mehlman is a sophisticated investor familiar with the type of risks inherent in the acquisition of restricted securities such as the shares of Purchaser Common Stock and their financial position is such that the Partnership can afford to retain its shares of Purchaser Common Stock for an indefinite period of time without realizing any direct or indirect cash return on their investment.

                  (vi) The Partnership is acquiring the shares of Purchaser Common Stock for its account and not with a view to, or for sale in connection with, the distribution thereof within the meaning of the Securities Act.

                                   SECTION IV

                   REPRESENTATIONS, WARRANTIES, COVENANTS AND
                           AGREEMENTS OF THE PURCHASER

                  The Purchaser hereby represents and warrants to, and covenants and agrees with, the Partnership and each of Talus and Mehlman, as of the date hereof and as of the date of the Closing, that:

                  A. Organization and Qualification. The Purchaser is duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to purchase the Assets and the Shares.

                  B. Authority. The execution and delivery of this Agreement by the Purchaser, the performance by the Purchaser of its covenants and agreements hereunder and the consummation by the Purchaser of the transactions contemplated hereby have been duly authorized by all necessary corporate action. This Agreement constitutes a valid and legally binding obligation of the Purchaser, enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting creditors rights generally or by general principles of equity.

                  C. No Legal Bar; Conflicts. Neither the execution and delivery of this Agreement by the Purchaser, nor the consummation by the Purchaser of the transactions contemplated hereby, violates any provision of the certificate of incorporation or by-laws of the Purchaser or any statute, ordinance, regulation, order, judgment or decree of any court or governmental agency or board applicable to it, or conflicts with or will result in any breach of any of the terms of or constitute a default under or result in the termination of or the creation of any lien pursuant to the terms of any contract or agreement to which the Purchaser is a party or by which the Purchaser or any of its assets is bound.

                  D. Ownership. As of the date of the Closing, the Purchaser will have outstanding 8,000 shares of 8% cumulative preferred stock, $.01 par value, of which 400 shares will be owned by Business Development Capital Limited Partnership-III, a Massachusetts limited partnership ("BDC-III"), 1,080 shares will be owned by Abbingdon Venture Partners Limited Partnership, a Connecticut limited partnership ("Abbingdon-I"), 3,960 shares will be owned by Abbingdon Venture Partners Limited Partnership-II, a

Delaware limited partnership ("Abbingdon-II), and 2,560 shares will be owned by Abbingdon Venture Partners Limited Partnership-III, a Delaware limited partnership (Abbingdon-III") and 3,600,000 shares of common stock, $.01 par value, of which 175,000 shares will be owned by BDC-III, 472,500 shares will be owned by Abbingdon-I, 1,732,500 shares will be owned by Abbingdon-II, 1,120,000 shares will be owned by Abbingdon-III, 50,000 shares will be owned by Talus and 50,000 shares will be owned by Mehlman. Foster Management Company or an affiliate thereof is the manager of BDC-III, Abbingdon, Abbingdon-II and Abbingdon-III. The Purchaser owns all of the issued and outstanding capital stock of VFD of Pennsylvania, Inc., a Delaware corporation ("VFDP").

                                   SECTION V

                            [Intentionally Omitted.]


                                   SECTION VI

                    ADDITIONAL COVENANTS OF THE PARTNERSHIP,
                       TALUS AND MEHLMAN AND THE PURCHASER

                  A. Partnership Acquisition Proposal. Each of the Partnership and each of Talus and Mehlman covenants and agrees that, from and after the date of this Agreement and until the Closing, it or he shall not directly or indirectly (i) take any action to solicit, initiate or encourage any Partnership Acquisition Proposal (as hereinafter defined) or (ii) engage in negotiations with, or disclose any nonpublic information relating to the Partnership, Penn Dental or the Business or afford access to the properties, books or records of the Partnership, Penn Dental or the Business to, any person or entity that may be considering making, or has made, a Partnership Acquisition Proposal. Each of the Partnership and each of Talus and Mehlman shall promptly notify the Purchaser after receipt of any Partnership Acquisition Proposal or any indication that any person or entity is considering making a Partnership Acquisition Proposal or any request for nonpublic information relating to the Partnership, Penn Dental or the Business or for access to the properties, books or records of the Partnership, Penn Dental or the Business by any person or entity that may be considering making, or has made, a Partnership Acquisition Proposal. For purposes of this Agreement, "Partnership Acquisition Proposal" means any offer or proposal for, or any indication of interest in, the acquisition of any interest in, a merger or other business combination involving the Partnership, Penn Dental or the acquisition of any equity interest in, or a substantial portion of the assets of, the Partnership or Penn Dental, other than the transactions contemplated by this Agreement.

                  B. Goodwill; Publicity. Each of the Partnership and each of Talus and Mehlman also covenants and agrees that it or he will not take or omit to take any action, after the Closing and also represents that it or he has not taken or omitted to take any action prior to the date hereof, which is reasonably likely to, directly or indirectly, materially impair the goodwill of the Partnership or the Business or the business reputation or good name of the Partnership or the Business, except in connection with the enforcement by the Partnership, Talus or Mehlman of rights under this Agreement or under any related documents, and that any and all publicity (whether written or oral) and notices to third parties (other than employees of the Business) concerning the sale of the Assets and the Shares and other transactions contemplated by this Agreement shall be subject to the prior written approval of the Purchaser, which approval be withheld at the sole discretion of the Purchaser.

                  C. Correspondence, Etc. Each of the Partnership and each of Talus and Mehlman covenants and agrees that, subsequent to the Closing it or he will deliver to the Purchaser, promptly after the receipt thereof, all inquiries, correspondence and other materials received by it or him from any person or entity relating to the Partnership or the Business.

                  D. Books and Records. (i) Each of the Partnership, Talus and Mehlman covenants and agrees that, subsequent to the Closing, it or he shall give the Purchaser, reasonable access to the historical financial books and records and patient files of the Virginia Business, to the extent such books and records and files are not included in the Assets, for a period of five years from the date of the Closing. Each of Talus and Mehlman shall retain all such books and records and files in substantially their condition at the time of the Closing. None of such books and records and files shall be destroyed during such five-year period without the prior written approval of the Purchaser or without first offering such books and records and files to the Purchaser.

                  (ii) The Purchaser covenants and agrees that, subsequent to the Closing, it shall maintain the books and records and patient files of the Business in a manner substantially consistent with the past practices of the Business and applicable law and, subject to applicable laws governing patient confidentiality, shall give Talus and Mehlman reasonable access to, and the right to make copies of, such books, records and patient files and shall inform Talus and Mehlman of any change in the location of such books, records and patient files.

                  E. Discharge of Obligations. Each of the Partnership, Talus and Mehlman covenants and agrees, subsequent to the Closing, to pay promptly and to otherwise fulfill and discharge all obligations and liabilities of the Business which are not Assumed Liabilities hereunder when due and payable and otherwise prior to the time at which any of such obligations or liabilities could in any way result in or give rise to a claim against the Assets, or the assets and properties of Penn Dental or the Business, the Business or the Purchaser, result in the imposition of any lien, charge or encumbrance on any of the Assets, or the assets and properties of Penn Dental or the Business or adversely affect the Purchaser's title to or use of any of the Assets, or the assets and properties of Penn Dental or the Business. The Purchaser covenants and agrees, subsequent to the Closing, to pay promptly and to otherwise fulfill and discharge all obligations and liabilities of the Business which are Assumed Liabilities prior to the time at which any of such obligations or liabilities could in any way result in a claim against Talus and Mehlman.

                  F. Delivery of Funds. Subsequent to the Closing, each of Talus and Mehlman shall deliver on a daily basis any funds and any checks, notes, drafts and other instruments for the payment of money, duly endorsed to the Purchaser, received by any of them comprising payment of any amounts due from customers of the Virginia Business or others for services rendered by the Virginia Business, including pursuant to any provider agreements constituting part of the Assets.

                  G. Employees. The Purchaser covenants and agrees to offer or cause one of its subsidiaries or managed entities to offer employment to all employees of the Business at a base salary rate comparable to the base salary rate such employees currently receive from the Business.

                  Nothing herein shall be deemed either to affect or to limit in any way the management prerogatives of the Purchaser (or its designee) with respect to employees of the Business who accept an offer of employment (including, without limitation, the right of the Purchaser to terminate the employment of any such employee), or to create or to grant to such employees any third-party beneficiary rights or claims or causes of action of any kind or nature against the Purchaser, its designee or any of its other affiliates. Nothing herein shall prevent the Purchaser from terminating any such employee at any time as determined by the Purchaser in its sole discretion.

                  H. Pass Through of Rights and Obligations. In the event that the Partnership, Penn Dental, Talus or Mehlman is unable to obtain the necessary consents set forth in Exhibit C prior to the Closing, each of Talus and Mehlman agrees to use his best efforts subsequent to the Closing to obtain such consents. Talus and Mehlman agree that until such time as such consents are obtained or in the event that either Talus or Mehlman is unable to obtain such consents, the Talus and Mehlman shall pass through to the Purchaser (or its designee) the benefits and the obligations arising under the agreements listed under "Contracts" in Exhibit C as if such agreements were assigned to the Purchaser (or its designee) pursuant to this Agreement. Mehlman agrees that he will, if required by any lessor under any of the real property leases set forth in Exhibit C, personally guaranty the obligations of the Purchaser (or its designee) as tenant under any such lease in order to obtain the lessor's consent to the assignment of the lease to the Purchaser (or its designee) at or subsequent to the Closing.

                  I. Working Capital. On or before 270 days from the date of the Closing (the "Reconciliation Date"), the Purchaser shall calculate the amount of the actual collections by the Purchaser after the date of the Closing and prior to 180 days from the date of Closing (the "Collection Period") of the accounts receivable of the Business which were outstanding on the date of the Closing (the "Pre-Closing Receivables"). In the event that the sum of the collections of Pre-Closing Receivables during the Collection Period plus the amount of cash of the Business on the date of the Closing available to the Purchaser (the "Closing Cash") exceeds the sum of $190,000 plus the aggregate amount of the cost of the currently planned Stafford fit-out and the accounts payable and accrued expenses of Penn Dental and the Virginia Business included in the Assumed Liabilities as of the date of the Closing (such sum is herein after referred to as the "Target Amount"), the Purchaser shall pay to the Partnership the amount of such excess on or before the Reconciliation Date. In the event that the sum of the amount collected plus the Closing Cash shall be less than the Target Amount, the Partnership, Talus and Mehlman, jointly and severally, shall be obligated to pay on or before the Reconciliation Date to the Purchaser the amount by which the sum of the amounts of such collections and of Closing Cash are less than the Target Amount. The Purchaser shall permit the Partnership, Talus and Mehlman to review the Purchaser's calculations of collections of Pre-Closing Receivables and the amounts of the Closing Cash, the accounts payable and accrued expenses of Penn Dental and the Virginia Business and the parties agree to negotiate in good faith to resolve any controversies relating to such calculations. Notwithstanding the foregoing, the parties agree that for a period of 180 days after the Collection Period, the Purchaser shall be able to monitor and adjust the amounts of the accounts payable and accrued expenses of Penn Dental and the Virginia Business outstanding on the date of Closing and the parties agree that the working capital calculation contained herein may be adjusted accordingly if there are any adjustments to accounts payable and accrued expenses subject to the provisions of this Section VI(I). The parties agree to reimburse each other as applicable if the working capital calculation should change.

                  J. Security Deposits. The parties understand and agree that the Partnership and Mehlman shall be entitled to any security deposits provided for in any lease in connection with the Virginia Business for which the Purchaser (or its designee) has received the necessary consents to assignment of any such lease from the lessor under any such lease, and any other security deposits shall, upon the return thereof, remain the property of Mehlman or the Partnership and shall not be transferred to the Purchaser.

                                  SECTION VII

                                     CLOSING

                  A. Time and Place of Closing. The closing of the purchase and sale of the Assets and the Shares as set forth herein (the "Closing") shall be held at the offices of Haythe & Curley, 237 Park Avenue, New York, New York, at 10:00 A.M. local time on September 19, 1995.

                  B. Delivery of Assets. Delivery of the Assets shall be made by the Partnership to the Purchaser (or its designee) at the Closing by delivering such deeds, bills of sale, assignments and other instruments of conveyance and transfer, and such powers of attorney, as shall be effective to vest in the Purchaser (or its designee) title to or other interest in, and the right to full custody and control of, the Assets, free and clear of all liens, charges, encumbrances and security interests whatsoever.

                  C. Delivery of the Shares. Delivery of the Shares shall be made by the Partnership to the Purchaser (or its designee) at the Closing by delivering one or more certificates in negotiable form representing all of the Shares, each such certificate to be accompanied by any requisite documentary or stock transfer taxes.

                  D. Tax Matters. All sales and use taxes incurred in connection with this Agreement shall be borne and paid by the Purchaser when due.

                  E. Assumption of Liabilities. At the Closing, the Purchaser (or its designee) shall deliver to the Partnership such instruments as shall be sufficient to effect the assumption by the Purchaser (or its designee) of the Assumed Liabilities.

                  F. Contracts and Books. At the Closing, each of the Partnership, Talus and Mehlman shall make available to the Purchaser the Contracts and the books and records of the Business constituting a part of the Assets.

                  G. Additional Steps. At the Closing, each of the Partnership, Talus and Mehlman shall take all steps required to put the Purchaser (or its designee) in actual possession and control of the Assets.

                                  SECTION VIII

                                CONDITIONS TO THE
                        PARTNERSHIP'S OBLIGATION TO CLOSE

                  The obligations of the Partnership to sell the Assets and the Shares and otherwise consummate the transactions contemplated by this Agreement at the Closing are subject to the following conditions precedent, any or all of which may be waived by the Partnership in its sole discretion, and each of which the Purchaser hereby agrees to use its best efforts to satisfy at or prior to the Closing:

                  A. No Litigation. No action, suit or proceeding against the Partnership, Penn Dental, either of Talus and Mehlman or the Purchaser relating to the consummation of any of the transactions contemplated by this Agreement or any governmental action seeking to delay or enjoin any such transactions shall be pending or threatened.

                  B. Representations and Warranties. The representations and warranties made by the Purchaser herein shall be correct as of the date of the Closing in all material respects with the same force and effect as though such representations and warranties had been made as of the date of the Closing, and on the date of the Closing, the Purchaser shall deliver to the Partnership a certificate dated the date of the Closing to such effect. All the terms, covenants and conditions of this Agreement to be complied with and performed by the Purchaser on or before the date of the Closing shall have been duly complied with and performed in all respects, and, on the date of the Closing, the Purchaser shall deliver to the Partnership a certificate dated the date of the Closing to such effect.

                  C. Opinion of the Purchaser's Counsel. The Partnership, Talus and Mehlman shall have received an opinion of Messrs. Haythe & Curley, counsel for the Purchaser, dated the date of the Closing, in form and substance satisfactory to the Partnership, Talus and Mehlman and their counsel, Messrs. Wolf, Block, Schorr and Solis-Cohen, to the effect that:

                  (i) The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full power and authority to own its properties and to conduct the businesses in which it is now engaged.

                  (ii) This Agreement and the Closing Notes have been duly authorized, executed and delivered by the Purchaser, and constitutes the valid and legally binding obligation of the Purchaser, enforceable against the Purchaser in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting creditors' rights generally or by general principles of equity.

                  (iii) Neither the execution and delivery of this Agreement and the Closing Notes, nor the consummation of the transactions contemplated hereby, violates any provision of the certificate of incorporation or by-laws of the Purchaser or any statute, ordinance or regulation.

                  D. Other Certificates. The Partnership, Talus and Mehlman shall have received such additional certificates, instruments and other documents, in form and substance satisfactory to them and their counsel, as it shall have reasonably requested in connection with the transactions contemplated hereby.

                  E. Employment Agreements. The Purchaser (or its designee) and Talus and the Purchaser and Mehlman shall have entered into an employment agreement in the form of Exhibits I-1 and I-2 attached hereto (the "Employment Agreements").

                  F. Stockholders Agreements. The Purchaser, Talus and Mehlman shall have entered into a stockholders agreement in the form of Exhibits J-1 and J-2 attached hereto (the "Stockholders Agreements").

                  G. Option Agreement. The Purchaser, Talus, Mehlman, and Mid Atlantic MSO, L.L.C., a Pennsylvania limited liability company (the "LLC") shall have entered into an option agreement in the form of Exhibit M attached hereto.

                                   SECTION IX

                CONDITIONS TO THE PURCHASER'S OBLIGATION TO CLOSE

                  The obligation of the Purchaser to purchase the Assets and the Shares and otherwise consummate the transactions contemplated by this Agreement at the Closing is subject to the following conditions precedent, any or all of which may be waived by the Purchaser in its sole discretion, and each of which each of the Partnership, Talus and Mehlman hereby agrees to use its or his best efforts to satisfy at or prior to the Closing:

                  A. Opinion of Counsel. The Purchaser shall have received an opinion of Messrs. Wolf, Block, Schorr and Solis-Cohen, counsel for the Partnership, Talus and Mehlman, delivered to the Purchaser pursuant to the instructions of the Partnership, Talus and Mehlman, dated the date of the Closing, in form and substance satisfactory to the Purchaser and its counsel, Messrs. Haythe & Curley, to the effect that:

                  (i) The Partnership is a general partnership duly organized and validly existing under the laws of the Commonwealth of Pennsylvania and has full partnership power and authority to own its properties and to conduct the Business in which it is now engaged.

                  (ii) Penn Dental is a corporation duly organized and validly existing under the laws of the Commonwealth of Pennsylvania and has full corporate power and authority to own its properties and to conduct the businesses in which it is now engaged.

                  (iii) Based solely upon a review of Penn Dental's stock records, the authorized capital stock of Penn Dental consists of 1,000 shares of Penn Common Stock, of which 100 shares are issued and outstanding. All of the issued and outstanding shares of Penn Common Stock have been validly issued and are fully paid and non-assessable and are owned by the Partnership.

                  (iv) This Agreement has been duly authorized, executed and delivered by the Partnership and duly executed and delivered by each of Talus and Mehlman and constitutes the valid and legally binding obligation of the Partnership and each of Talus and Mehlman, enforceable against the Partnership and each of Talus and Mehlman in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting creditors' rights generally or by general principles of equity.

                  (v) Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, violates any provision of the certificate of incorporation or by-laws of Penn Dental or the governing instruments of the Partnership or any statute, ordinance or regulation or, to such counsel's knowledge, any order, judgment or decree of any court or governmental agency, or conflicts with or will result in any breach of any of the terms of or constitute a default under or result in the termination of or the creation of any lien pursuant to the terms of any contract or agreement to which the Partnership, Penn Dental or either of Talus and Mehlman is a party or by which the Partnership, Penn Dental or either of Talus and Mehlman or the assets of the Partnership, Penn Dental, the Business, Talus or Mehlman are bound.

                  (vi) The deeds, bills of sale, assignments and other instruments of transfer of ownership delivered by Talus and Mehlman to the Partnership and then delivered by the Partnership have been duly executed and delivered, are valid and binding in accordance with their terms, and are sufficient to convey to the Purchaser (or its designee) all the right, title and interest of the Partnership in and to the Shares and the Assets.

                  (vii) To the best of the knowledge of such counsel, there are no claims, disputes, actions, suits or proceedings pending or threatened against the Partnership, Penn Dental, either of Talus or Mehlman or the assets or properties of the Partnership or the Business.

                  B. No Litigation. No action, suit or proceeding against the Partnership, Penn Dental, either of Talus and Mehlman or the Purchaser relating to the consummation of any of the transactions contemplated by this Agreement nor any governmental action seeking to delay or enjoin any such transactions shall be pending or threatened.

                  C. Representations and Warranties. The representations and warranties made by the Partnership and each of Talus and Mehlman herein shall be correct as of the date of the Closing in all material respects with the same force and effect as though such representations and warranties had been made as of the date of the Closing, and on the date of the Closing, the Partnership and each of Talus and Mehlman shall deliver to the Purchaser a certificate dated the date of the Closing to such effect. All the terms, covenants and conditions of this Agreement to be complied with and performed by the Partnership and each of Talus and Mehlman on or before the date of the Closing shall have been duly complied with and performed in all respects, and on the date of the Closing, the Partnership and each of Talus and Mehlman shall deliver to the Purchaser a certificate dated the date of the Closing to such effect.

                  D. Other Certificates. The Purchaser shall have received such other certificates, instruments and other documents, in form and substance satisfactory to the Purchaser and counsel for the Purchaser, as it shall have reasonably requested in connection with the transactions contemplated hereby.

                  E. Sale of All the Assets; Sale of All the Shares. All of the Assets of the Business, with the exception of the Excluded Assets, shall be sold to the Purchaser (or its designee) at the Closing. All of the Shares shall be sold to the Purchaser (or its designee) at the Closing.

                  F. Assignments; Third Party Consents. The Purchaser shall have received evidence satisfactory to it of the assignment to the Purchaser (or its designee) of the leases, contracts, agreements and other instruments of the Business set forth in Exhibit C from the Partnership, Penn Dental, Talus, Mehlman or any other party to such leases, contracts, agreements and other instruments, including Dr. Treacy. The Purchaser shall have received all necessary consents of third parties under the contracts, agreements, leases, insurance policies and other instruments of the

Business, which consents shall not provide for the acceleration of any liabilities or any other detriment to the Purchaser or the Business.

                  G. Employment Agreements. The Purchaser (or its designee) and each of Talus and Mehlman shall have entered into the Employment Agreements.

                  H. Stockholders Agreements. The Purchaser, Talus and Mehlman shall have entered into the Stockholders Agreements.

                  I. Governmental Licenses and Permits. The Purchaser (and its designee) have obtained all required authorizations, permits and licenses required for it to operate the Business.

                  J. Management Agreements; Escrow Agreements. The Purchaser and each of Talus and Hong Cao, D.M.D. shall have entered into a Management Agreement in the form of Exhibit K attached hereto and an Escrow Agreement in the form of Exhibit L attached hereto.

                  K. Establishment of New Professional Corporations. Talus and Hong Cao, D.M.D. shall have established one or more professional corporations in the Commonwealths of Virginia and Pennsylvania as required to employ licensed professional employees of the Business.

                  L. Amendment to Penn Dental's Certificate of Incorporation. Penn Dental shall have amended its certificate of incorporation so as to become a business corporation under the laws of the Commonwealth of Pennsylvania.

                  M. Option Agreement. The Purchaser, the LLC, Talus and Mehlman shall have entered into the Option Agreement.

                                   SECTION X

                                 INDEMNIFICATION

                  A. Indemnification by each of the Partnership, Talus and Mehlman. Each of the Partnership, Talus and Mehlman, jointly and severally, shall indemnify and hold harmless the Purchaser from and against all losses, claims, taxes, assessments, demands, damages, liabilities, obligations, costs and/or expenses (hereinafter referred to collectively as the "Purchaser's Damages"), including, without limitation, reasonable fees and disbursements of counsel, sustained or incurred by the Purchaser (or its designee) in any action, claim or proceeding
(i) between the Purchaser and Mehlman and/or Talus or (ii) between the Purchaser and any third party or (iii) otherwise (a) arising out of or relating to the breach of any of the obligations, covenants or provisions of, or the inaccuracy of any of the representations or warranties made by, the Partnership or either of Talus and Mehlman herein and (b) arising out of or relating to any liabilities or obligations of the Partnership, Penn Dental, Talus and Mehlman which are not Assumed Liabilities and (c) resulting from the failure by the Partnership, Penn Dental, Talus or Mehlman to obtain the necessary consents to assignment to the Purchaser (or VFDP) of the real estate leases set forth in Exhibit C and (d) arising out of or relating to any claims or demands made by Sheila Treacy, Scheherazad Anoushfar, or Mohsen Izadideh Kordi against the Purchaser (or VFDP), Mehlman, the Partnership, the Virginia Business or the Assets relating to the transactions contemplated by this Agreement, the transfer of the Assets to the Purchaser (or its designee) or the dissolution of Alexandria Dental Centre or Northern Virginia Dental Group or any other business relationships between Mehlman and Sheila Treacy, Scheherazad Anoushfar or Mohsen Izadideh Kordi. In addition to the right of the Purchaser to indemnification hereunder, the Purchaser shall have the right from time to time to set off the amount of any of the Purchaser's Damages with respect to which there has been a final determination (as hereinafter defined) that the Purchaser is entitled to indemnification thereof, except for any Purchaser's Damages arising from a breach of Section XI hereof, against any Contingent Payments (including promissory notes delivered as part of the Contingent Payments) and the principal and interest on the Closing Notes.

                  B. Indemnification by the Purchaser. Each of the Purchaser and VFDP shall, jointly and severally, indemnify and hold harmless each of the Partnership and Talus and Mehlman from and against any and all losses, claims, assessments, demands, damages, liabilities, obligations, costs and/or expenses (hereinafter referred to collectively as the "Shareholder's Damages"; the Shareholder's Damages and the Purchaser's Damages are sometimes referred to herein as the "Damages"), including, without limitation, reasonable fees and disbursements of counsel, sustained or incurred by any of the Partnership, Talus and Mehlman in any action or proceeding between (i) the Partnership and/or Mehlman and/or Talus and the Purchaser or (ii) the Partnership and/or Mehlman and/or Talus and any third party or (iii) otherwise (a) by reason of the breach of any of the obligations, covenants or provisions of, or the inaccuracy of any of the representations or warranties made by, the Purchaser herein, or (b) arising out of or relating to any liabilities or obligations which are Assumed Liabilities.

                  C. Procedure for Indemnification. In the event that any party hereto shall incur (or anticipates that it may incur in the case of third party claims) any Damages in respect of which indemnity may be sought by such party pursuant to this Agreement, the party indemnified hereunder (the "Indemnitee") shall notify the party or parties providing indemnification (the "Indemnitor") promptly; in the case of third party claims, such notice shall in any event be given within thirty (30) days of the filing or assertion of any claim against the Indemnitee stating the nature and basis of such claim; provided, however, that any delay or failure to notify any Indemnitor of any claim shall not relieve it from any liability except to the extent that the Indemnitor demonstrates that the defense of such action is materially prejudiced by such delay or failure to notify. In the case of third party claims, the Indemnitor shall, within ten (10) days of receipt of notice of such claim, notify the Indemnitee of its intention to assume the defense of such claim at its own expense. If the Indemnitor shall assume the defense of any claim or litigation, the Indemnitor may settle such claim or litigation on such terms as it may deem appropriate without the consent of the Indemnitee so long as the settlement involves solely the payment of money damages for which the Indemnitor is solely responsible. If the Indemnitor shall not assume the defense of any such claim or litigation resulting therefrom, the Indemnitee may defend against any such claim or litigation in such manner as it may deem appropriate and the Indemnitee may settle such claim or litigation on such terms as it may deem appropriate. In the event that a dispute arises concerning the obligation of the Indemnitor to assume the defense of a claim, or a dispute arises concerning a claim hereunder which does not involve a third party claim, or in the event that there is any other dispute relating to indemnification, the parties shall submit any such dispute to arbitration pursuant to Section XIV(G); provided, however, that the parties agree to negotiate in good faith for a period of at least sixty (60) days prior to initiating arbitration to resolve any dispute. If it shall be finally determined that the Indemnitor failed to assume the defense of any claim for which the Indemnitor is liable to the Indemnitee for Damages, then the expense of defending the claim shall be borne by the Indemnitor. Payment of the Damages shall be made within ten (10) days of a final determination of a claim.

                  A final determination of a claim shall be (i) a judgment of any court determining the validity of a disputed claim, if no appeal is pending from such judgment or if the time to appeal therefrom has elapsed, (ii) an award of any arbitration determining the validity of such disputed claim, it there is not pending any motion to set aside such award or if the time within which to move to set such award aside has elapsed, (iii) a written termination of the dispute with respect to such claim signed by all of the parties thereto or their attorneys, (iv) a written acknowledgement of the Indemnitor that he or it no longer disputes the validity of such claim, or (v) such other evidence of final determination of a claim as shall be acceptable to the parties.

                  D. Agreements Concerning Indemnification. It is specifically understood and agreed that:

                             (i)    The Partnership, Talus and Mehlman shall
not be obligated to indemnify the Purchaser for the Purchaser's Damages unless and until the aggregate amount of such Damages exceeds $25,000 (the "Deductible"); provided, however, that if such Purchaser's Damages exceed the Deductible, then the Partnership, Talus and Mehlman shall be obligated to indemnify the Purchaser for all such Purchaser's Damages which exceed $10,000 and provided further that any Purchaser's Damages arising from any breach of any representations and warranties contained in Section II(I)(i) or Section II(J) shall not be subject to the Deductible; and

                            (ii)    The Partnership, Talus and Mehlman shall
not be obligated to indemnify the Purchaser for the Purchaser's Damages in excess of the aggregate amount actually received by the Partnership in cash or shares of Purchaser Common Stock (valued at the fair market value thereof at time of conversion of any convertible note) as part of the Purchase Price, including as payment of any principal of or interest on any notes issued as part of the Purchase Price (the "Cap"); provided, however, that any such Purchaser's Damages arising from any breach of any representations and warranties contained in Section II(I)(i) or Section II(J) shall not be subject to the Cap.

                           (iii)    Notwithstanding the foregoing, the
Purchaser shall be entitled to set off the amount of any increase in rent under the current real estate leases for the four (4) facilities of the Virginia Business resulting from the failure by Mehlman or the Partnership to obtain the required consents to assignment of such leases against any Contingent Payments and the principal and interest on the

Closing Notes (a "Lease Consent Set-off") without the necessity of obtaining a final determination prior to the set-off. The Purchaser shall make any Lease Consent Set-off on an annual basis only with respect to rent increases required to be paid to a lessor during the prior one year period as a result of the failure to obtain any lessor's consent. The Purchaser may continue to make such set-offs until Purchaser is fully compensated for any such rent increases notwithstanding any limitations on the restrictions on the survival of the representations, warranties or covenants in this Agreement set forth in Section XIV(B) hereof, which shall not apply to any Lease Consent Set-off.

                  E. Contribution. The Purchaser shall not be required to make any claim against Penn Dental or any other party in order to pursue any claim hereunder against the Partnership, Talus or Mehlman and neither the Partnership, Talus nor Mehlman shall be entitled to any indemnification or right of contribution from Penn Dental in connection with any claim made hereunder by the Purchaser.

                                   SECTION XI

                            NON-COMPETITION AGREEMENT

                  Following the consummation of the transactions contemplated hereby, and in consideration thereof, neither the Partnership nor either of Talus and Mehlman shall, (a) subsequent to the date of the Closing and until five (5) years after the date of the Closing, directly or indirectly, (i) (x) engage, whether as principal, agent, investor, distributor, representative, stockholder, employee, consultant, volunteer or otherwise, with or without pay, in any activity or business venture anywhere within a ten (10) mile radius of any facility or business location operated by the Purchaser or by any other member of the Purchaser Group (as hereinafter defined) of which facility or location it or he has received notice from the Purchaser which is competitive with the business of the Purchaser and the other members of the Purchase Group of providing dental services and related activities or (y) engage, whether as principal, agent, investor, distributor, representative, stockholder, employee, consultant, volunteer or otherwise, with or without pay, in any business or activity which has as a purpose the acquisition, start-up and development of dental practices (not including the practice of dentistry by Mehlman and Talus after the termination of their employment by the Purchaser or any other member of the Purchaser Group permitted by this Section XI) anywhere within any state in which the Purchaser or any other member of the Purchaser Group is engaged in business or has plans evidenced in writing of which Mehlman, Talus or the Partnership has received notice, to engage in business as of the date of termination of the employment of Talus or Mehlman, as the case may be, (ii) solicit or entice or endeavor to solicit or entice away from any member of the Purchaser Group any person who was a director, officer, employee, agent or consultant of such member of the Purchaser Group, either on the Partnership's or either of Talus' or Mehlman's own account or for any person, firm, corporation or other organization, whether or not such person would commit any breach of such person's contract of employment by reason of leaving the service of such member of the Purchaser Group, (iii) solicit or entice or endeavor to solicit or entice away any of the clients or customers of any member of the Purchaser Group, either on the Partnership's or either of Talus' or Mehlman's own account or for any other person, firm, corporation or organization, or (iv) employ any person who was a director, officer or employee of any member of the Purchaser Group or any person who is or may be likely to be in possession of any confidential information or trade secrets relating to the business of any member of the Purchaser Group, or (b) except in connection with the enforcement of any of their rights hereunder, at any time take any action or make any statement the effect of which would be directly or indirectly, to impair the goodwill of any member of the Purchaser Group or the business reputation or good name of any member of the Purchaser Group, or be otherwise detrimental to the Purchaser, including any action or statement intended, directly or indirectly, to benefit a competitor of any member of the Purchaser Group. Because the remedy at law for any breach of the foregoing provisions of this Section XI would be inadequate, each of the Partnership and each of Talus and Mehlman hereby consents, in case of any such breach, to the granting by any court of competent jurisdiction of specific enforcement, including, but not limited to pre-judgment injunctive relief, of such provisions, as provided for in Section XIV(F) hereof.

                  The parties hereto agree that if, in any proceeding, the court or other authority shall refuse to enforce the covenants herein set forth because such covenants cover too extensive a geographic area or too long a period of time, any such covenant shall be deemed appropriately amended and modified in keeping with the intention of the parties to the maximum extent permitted by law.

                  Each of the parties hereto expressly acknowledges and agrees that the covenants and agreements of the

Partnership and each of Talus or Mehlman set forth in this Section XI are reasonable in all respects, and necessary in order to protect, maintain and preserve the value and goodwill of the Purchaser and the Business, as well as the proprietary and other legitimate business interests of the members of the Purchaser Group.

                  For purposes hereof, "Purchaser Group" shall mean, collectively, the Purchaser, Penn Dental, and their subsidiaries, affiliates and parent entities and entities managed by the Purchaser and its subsidiaries, affiliates and parent entities operating from time to time in the same lines of business.

                  Notwithstanding the foregoing, in the event that (i) the Purchaser (or its designee) has failed to make any undisputed Contingent Payments within thirty (30) days of receipt by the Purchaser of written notice to the effect that such Contingent Payments are due and payable, or (ii) a payment event of default under any of the Notes has occurred, or (iii) the Purchaser (or its designee) fails to make salary payments to Talus or Mehlman pursuant to Section 3.1 of their Employment Agreements within ten (10) days of receipt by the Purchaser of written notice to the effect that such payments are due and payable, Talus or Mehlman shall be permitted thereafter to engage in the private practice of dentistry at no more than 2 offices without being considered to be in violation of the covenants contained herein. It is understood and agreed that Talus shall not be released from the provisions of paragraphs (a) and (b) above for any failure of the Purchaser (or its designee) to meet its payment obligations to Mehlman and it is understood and agreed that Mehlman shall not be released from the provisions of paragraphs (a) and (b) above for the failure of the Purchaser (or its designee) to meet its payment obligations to Talus. In the event that the employment of Mehlman or Talus has been terminated by the Purchaser or any other member of the Purchaser Group pursuant to Section 6.4 of his Employment Agreement, then Talus or Mehlman, as the case may be, shall be permitted thereafter to engage in the private practice of dentistry at no more than 2 offices anywhere outside a ten (10) mile radius of any facility or business location operated by the Purchaser or any member of the Purchaser Group of which facility or location he has received notice from the Purchaser.

                                                                              49
                                   SECTION XII

                               BROKERS AND FINDERS

                  A. The Partnership's, Talus's and Mehlman's Obligations. The Purchaser shall not have any obligation to pay any fee or other compensation to any person, firm or corporation dealt with by the Partnership, Penn Dental or either of Talus or Mehlman in connection with this Agreement and the transactions contemplated hereby and each of the Partnership, Talus and Mehlman, jointly and severally, hereby agree to indemnify and save the Purchaser (or its designee) harmless from any liability, damage, cost or expense arising from any claim for any such fee or other compensation.

                  B. The Purchaser's Obligations. None of the Partnership, Talus nor Mehlman shall have any obligation to pay any fee or other compensation to any person, firm or corporation dealt with by the Purchaser in connection with this Agreement and the transactions contemplated hereby and the Purchaser agrees to indemnify and save and each of Talus and Mehlman harmless from any liability, damage, cost or expense arising from any claim for any such fee or other compensation.

                                  SECTION XIII

                                TRANSFER OF NAME

                  At the Closing, the Partnership, Mehlman and Talus shall deliver to the Purchaser a written consent duly executed by each of the Partnership, Talus and Mehlman evidencing its or his consent to the use by the Purchaser and any subsidiaries, affiliated companies or assigns of the Purchaser of all names currently used in the conduct of the Virginia Business and all variants thereof.

                                   SECTION XIV

                                  MISCELLANEOUS

                  A. Notices. All notices, requests or instructions hereunder shall be in writing and delivered personally, sent by telecopy or sent by registered or certified mail, postage prepaid, as follows:

                           (1) If to the Partnership or Penn Dental (prior to the Closing):


                                    to the addresses for Talus and
                                    Mehlman set forth below


                                    with a copy to:

                                    Wolf, Block, Schorr and Solis-Cohen
                                    Twelfth Floor, Packard Building
                                    S.E. Corner 15th and Chestnut Streets,
                                    Philadelphia, Pennsylvania 19102-2678
                                    Attention:  Michael M. Sherman, Esq.
                                    Telecopy No.:  (215) 977-2334
                                    Telephone No.: (215) 977-2000


                           (2)      If to Talus:


                                    709 Meadowcreek Circle
                                    Lower Gwynedd, Pennsylvania  19002
                                    Telecopy No.:  (215) 646-8241
                                    Telephone No.: (215) 646-5486

                                    with a copy to:

                                    Wolf, Block, Schorr and Solis-Cohen
                                    Twelfth Floor, Packard Building
                                    S.E. Corner 15th and Chestnut Streets,
                                    Philadelphia, Pennsylvania 19102-2678
                                    Attention:  Michael M. Sherman, Esq.
                                    Telecopy No.:  (215) 977-2334
                                    Telephone No.: (215) 977-2000

                           (3)      If to Mehlman:

                                    8171 Madrillon Court
                                    Vienna, Virginia  22182
                                    Telecopy No.:  (703) 821-6930
                                    Telephone No.: (703) 821-6928
                                    with a copy to:

                                    Wolf, Block, Schorr and Solis-Cohen
                                    Twelfth Floor, Packard Building
                                    S.E. Corner 15th and Chestnut Streets,
                                    Philadelphia, Pennsylvania 19102-2678
                                    Attention:  Michael M. Sherman, Esq.
                                    Telecopy No.:  (215) 977-2334
                                    Telephone No.: (215) 977-2000

                           (4)      If to the Purchaser or Penn Dental
                                    (subsequent to the Closing):

                                    c/o Foster Management Company
                                    1016 West Ninth Avenue
                                    King of Prussia, Pennsylvania  19406
                                    Attention:  Mr. Douglas P. Gill
                                    Telecopy No.:  (610) 992-3390
                                    Telephone No.: (610) 992-7650

                                    with a copy to:

                                    Haythe & Curley
                                    237 Park Avenue
                                    New York, New York  10017
                                    Attention:  Robert A. Ouimette, Esq.
                                    Telecopy No.:  (212) 682-0200
                                    Telephone No.: (212) 880-6000

Any of the above addresses may be changed at any time by notice given as provided above; provided, however, that any such notice of change of address shall be effective only upon receipt. All notices, requests or instructions given in accordance herewith shall be deemed received on the date of delivery, if hand delivered or telecopied, and five business days after the date of mailing, if mailed.

                  B. Survival of Representations. Each representation, warranty, covenant and agreement of the parties hereto herein contained shall survive the Closing, notwithstanding any investigation at any time made by or on behalf of any party hereto, for a period of two (2) years from the date of the Closing; except (a) for covenants and agreements to be performed subsequent to the Closing and (b) that nothing in the foregoing shall be deemed to diminish any Indemnitor's indemnification obligations to an Indemnitee respecting (i) claims for Damages made prior to the second anniversary of the date of the Closing or the applicable statutes of limitations period for claims for Damages based on the matters set forth in (ii) and (iii) below, (ii) claims for indemnification under Section X(A)(c) and those based on breaches of Section II(I)(i) and Section II(J) and common law fraud, which shall survive for the duration of the applicable statutes of limitations periods and (iii) claims based on the Purchaser's failure to pay Assumed Liabilities and the Partnership's, Talus's and Mehlman's failure to pay liabilities which are not Assumed Liabilities, which shall survive for the duration of any applicable statutes of limitations governing third party claims made with respect to such liabilities.

                  C. Entire Agreement. This Agreement and the documents referred to herein contain the entire agreement among the parties hereto with respect to the transactions contemplated hereby, and no modification hereof shall be effective unless in writing and signed by the party against which it is sought to be enforced.

                  D. Further Assurances. Each of the parties hereto shall use such party's best efforts to take such actions as may be necessary or reasonably requested by the other parties hereto to carry out and consummate the transactions contemplated by this Agreement.

                  E. Expenses. Each of the parties hereto shall bear such party's own expenses in connection with this Agreement and the transactions contemplated hereby.

                  F. Injunctive Relief. Notwithstanding the provisions of
Section XIV(G) hereof, in the event of a breach or threatened breach by any of the Partnership, Talus and Mehlman of the provisions of Section XI of this Agreement, each of the Partnership, Talus and Mehlman hereby consents and agrees that the Purchaser shall be entitled to an injunction or similar equitable relief restraining any of the Partnership, Talus or Mehlman from committing or continuing any such breach or threatened breach or granting specific performance of any act required to be performed by each of the Partnership, Talus and Mehlman, as the case may be, under any such provision, without the necessity of showing any actual damage or that money damages would not afford an adequate remedy and without the necessity of posting any bond or other security. The parties hereto hereby consent to the jurisdiction of the federal courts for the Eastern District of Pennsylvania and the Pennsylvania commonwealth courts located in such district for any proceedings under this Section XIV(F). The parties hereto agree that the availability of arbitration in Section XIV(G) hereof shall not be used by any party as grounds for the dismissal of any injunctive actions instituted by the Purchaser pursuant to this Section XIV(F). Nothing herein shall be construed as prohibiting the Purchaser from pursuing any other remedies at law or in equity which it may have.

                  G. Arbitration. Any controversy or claim arising out of or relating to this Agreement, or any breach hereof, shall, except as provided in
Section XIV(F) hereof, be settled by arbitration in accordance with the rules of the American Arbitration Association then in effect and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The arbitration shall be held in Philadelphia, Pennsylvania.

                  H. Regulatory Matters. Each of the Partnership, Talus and Mehlman agrees that if as a result of a regulatory change or for any other reason, the Purchaser shall determine that it is necessary to restructure the manner in which the Business is conducted or the manner in which services are provided, each of the Partnership, Talus and Mehlman shall, upon thirty (30) days' prior written notice of the Purchaser, assist the Purchaser to take promptly all necessary steps (as set forth in such notice) to carry out such restructuring; provided, however, that no such restructuring shall diminish any payments or other consideration to be received by the Partnership, Mehlman or Talus and that none of the Partnership, Mehlman or Talus will be required to expend any funds or waive or give up any rights to carry out such restructuring. The expenses related to such restructuring shall be borne by the Purchaser.

                  I. Invalidity. Should any provision of this Agreement be held by a court or arbitration panel of competent jurisdiction to be enforceable only if modified, such holding shall not affect the validity of the remainder of this Agreement, the balance of which shall continue to be binding upon the parties hereto with any such modification to become a part hereof and treated as though originally set forth in this Agreement. The parties further agree that any such court or arbitration panel is expressly authorized to modify any such unenforceable provision of this Agreement in lieu of severing such unenforceable provision from this Agreement in its entirety, whether by rewriting the offending provision, deleting any or all of the offending provision, adding additional language to this Agreement, or by making such other modifications as it deems warranted to carry out the intent and agreement of the parties as embodied herein to the maximum extent permitted by law. The parties expressly agree that this Agreement as modified by such court or arbitration panel shall be binding upon and enforceable against each of them. In any event, should one or more of the provisions of this Agreement be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions hereof, and if such provision or provisions are not modified as provided above, this Agreement shall be construed as if such invalid, illegal or unenforceable provisions had never been set forth herein.

                  J. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of each of the Partnership and the Purchaser, respectively, and the legal representatives and heirs of each of the Shareholders.

                  K. Governing Law. The validity of this Agreement and of any of its terms or provisions, as well as the rights and duties of the parties under this Agreement, shall be construed pursuant to and in accordance with the laws of the Commonwealth of Pennsylvania.

                  L. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.


                               *     *     *

                  IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the date first above written.


                                                 MT ASSOCIATES

                                               By /s/ Robert K. Mehlman, D.D.S.
                                               --------------------------------
                                                          General Partner

                                                  /s/ Robert K. Mehlman, D.D.S.
                                               --------------------------------
                                                      Robert K. Mehlman, D.D.S.

                                                  /s/ Bruce L. Talus, D.M.D.
                                               --------------------------------
                                                      Bruce L. Talus, D.M.D.



                                                 VALLEY FORGE DENTAL
                                                   ASSOCIATES, INC.

                                               By /s/ Douglas P. Gill
                                               -------------------------------
                                                      Douglas P. Gill
                                                          President

The undersigned joins in this
Agreement for the purposes of
Section X only.

VFD OF PENNSYLVANIA, INC.


By /s/ Douglas P. Gill
-----------------------------
          President

                                                                      Schedule I




                                 EXCLUDED ASSETS



1.       Cash on hand or cash equivalents in excess of $70,000.

2. Entitlement to all tax refunds (except for refunds for taxes included in the Assumed Liabilities).

3. Tax returns and similar business records dealing with non-Virginia Business matters, or unrelated to the delivery of dental services by the Virginia Business.

4. Claim for $2,000 in cash stolen from the Penn Dental office.

5. Claims of the Virginia Business which are not related to the Assets or the Assumed Liabilities.

6. Computer, fax machine, filing cabinets, desks and shelving located in Talus's home.

                                                                     Schedule II




                            LIABILITIES TO BE ASSUMED


1. Obligations and liabilities accruing from and after the date of the Closing under the real estate leases, equipment leases and contracts listed in Exhibit C.

2. Accounts payable and accrued expenses of the Business listed on the attached schedule.

                                                                    Schedule III



                               CONTINGENT PAYMENTS

                  The Target 100% net revenues and pre-tax earnings percentages set forth below for each Contingent Period correspond to the Target 100% headings for net revenues and pre-tax earnings in the Contingent Matrix.

                  The Target 100% net revenues, pre-tax earnings percentages and Contingent Payments are as follows:

         (1)      Contingent Period Ending September 30, 1996:
                  Target 100% net revenues                    $3,365,000
                  Target 100% pre-tax earnings
                   (as a percentage of net                    21.6%
                   revenues)

                  Target 100% Contingent Payments             $300,000 and a
                                                              Convertible
                                                              subordinated
                                                              promissory note
                                                              in the principal
                                                              amount of
                                                              $500,000.


         (2)      Contingent Period Ending September 30, 1997:
                  Target 100% net revenues                    $3,900,000
                  Target 100% pre-tax earnings
                   (as a percentage of net                    23.8%
                    revenues)

                  Target 100% Contingent Payments             $300,000 and a
                                                              Convertible
                                                              subordinated
                                                              promissory note
                                                              in the principal
                                                              amount of
                                                              $500,000.

         (3)      Contingent Period Ending September 30, 1998:

                  Target 100% net revenues                    $4,400,000
                  Target 100% pre-tax earnings
                   (as a percentage of net
                    revenues)                                 25.0%

                  Target 100% Contingent Payments             $550,000 and a
                                                              Convertible
                                                              subordinated
                                                              promissory note
                                                              in the principal
                                                              amount of
                                                              $750,000.


                  In order to calculate the Contingent Payments for a Contingent Period, the net revenues and pre-tax earnings of the Business shall be computed in accordance with Section I(E) and a contingent payment multiplier for such period which shall be determined by reference to the Contingent Matrix. The percentages set forth in the headings of the Contingent Matrix are benchmarks only. The aggregate amount of the cash and the principal amount of the Contingent Notes which comprise the Contingent Payments payable to the Partnership and Mehlman shall be determined by multiplying the Target 100% cash and the Target 100% aggregate principal amount of the Contingent Notes for the applicable Contingent Period by the applicable contingent multiplier.

                  The maximum Contingent Payments for any Contingent Period shall be 144% of the Target 100% Contingent Payments for such Contingent Period.

                                                                     Schedule IV


                            CONTINGENT PAYMENT MATRIX

                                    REVENUES


                                                                                                      TARGET

                                   10%           20%           40%          60%           80%          100%          120%
                                --------------------------------------------------------------------------------------------------
P        E          10%           0.01          0.02          0.04         0.06          0.08          0.10          0.12
R        A                      --------------------------------------------------------------------------------------------------
E        R          20%           0.02          0.04          0.08         0.12          0.16          0.20          0.24
T        N                      --------------------------------------------------------------------------------------------------
A        I          40%           0.04          0.08          0.16         0.24          0.32          0.40          0.48
X        N                      --------------------------------------------------------------------------------------------------
         G          60%           0.06          0.12          0.24         0.36          0.48          0.60          0.72
         S                      --------------------------------------------------------------------------------------------------
                    80%           0.08          0.16          0.32         0.48          0.64          0.80          0.96
                                --------------------------------------------------------------------------------------------------
                    TARGET        0.10          0.20          0.40         0.60          0.80          1.00          1.20
                    100%
                                --------------------------------------------------------------------------------------------------
                    120%          0.12          0.24          0.48         0.72          0.96          1.20          1.44
                                --------------------------------------------------------------------------------------------------


         Contingent Payments will be pro-rated for net revenues and pre-tax earnings that are between matrix benchmarks.

                                                                      Schedule V



                          ALLOCATION OF PURCHASE PRICE


         The Purchase Price shall be allocated to the Shares and the Assets in accordance with the following:

         1.       to the Shares, the sum of $1,000,000;

         2.       to the Assets the remainder as follows:

                  a.       to fixed assets at their fair market value;

                  b. to accounts receivable at their net collectible value;

                  c. to cash in an amount equal to the aggregate amount thereof; and

                  d.       remainder to goodwill.